                                                                  EXECUTION COPY

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                            PREEM HOLDINGS AB (PUBL)

                                   as Issuer,

                                       and

                              BANKERS TRUST COMPANY

                            as Trustee, Registrar and
                                  Paying Agent,

                                       and

                            DEUTSCHE BANK AG LONDON,

                  as Principal Paying Agent and Transfer Agent

                          ----------------------------

                                    INDENTURE


                           Dated as of April 10, 2001

                          ----------------------------

                      10-5/8% Senior Secured Notes due 2011






--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE..............................................................1
         SECTION 1.1           Definitions........................................................................1
         SECTION 1.2           Incorporation by Reference of TIA.................................................29
         SECTION 1.3           Rules of Construction.............................................................30

ARTICLE II THE NOTES.............................................................................................30
         SECTION 2.1           Form and Dating...................................................................30
         SECTION 2.2           Execution and Authentication......................................................31
         SECTION 2.3           Registrar and Paying Agent........................................................33
         SECTION 2.4           Paying Agent To Hold Assets in Trust..............................................34
         SECTION 2.5           List of Holders...................................................................34
         SECTION 2.6           Book-Entry Provisions for Global Notes............................................34
         SECTION 2.7           Registration of Transfer and Exchange.............................................35
         SECTION 2.8           Replacement Notes.................................................................40
         SECTION 2.9           Outstanding Notes.................................................................40
         SECTION 2.10          Treasury Notes....................................................................41
         SECTION 2.11          Temporary Notes...................................................................41
         SECTION 2.12          Cancellation......................................................................41
         SECTION 2.13          Defaulted Interest................................................................42
         SECTION 2.14          CUSIP, ISIN and Common Code Numbers...............................................42
         SECTION 2.15          Deposit of Moneys.................................................................42
         SECTION 2.16          Certain Matters Relating to Global Notes..........................................43

ARTICLE III REDEMPTION...........................................................................................43
         SECTION 3.1           Optional Redemption...............................................................43
         SECTION 3.2           Notices to Trustee................................................................43
         SECTION 3.3           Selection of Notes to Be Redeemed.................................................43
         SECTION 3.4           Notice of Redemption..............................................................44
         SECTION 3.5           Effect of Notice of Redemption....................................................45
         SECTION 3.6           Deposit of Redemption Price.......................................................45
         SECTION 3.7           Notes Redeemed in Part............................................................46

ARTICLE IV COVENANTS.............................................................................................46
         SECTION 4.1           Payment of Notes..................................................................46
         SECTION 4.2           Maintenance of Office or Agency...................................................46
         SECTION 4.3           Limitation on Indebtedness........................................................47
         SECTION 4.4           Limitation on Restricted Payments.................................................49
         SECTION 4.5           Corporate Existence...............................................................53
         SECTION 4.6           Payment of Taxes and Other Claims.................................................53
         SECTION 4.7           Maintenance of Properties and Insurance...........................................53
         SECTION 4.8           Limitation on Shareholder Loans...................................................54
         SECTION 4.9           Compliance with Laws..............................................................54


         SECTION 4.10          Limitation on Liens...............................................................54
         SECTION 4.11          Waiver of Stay; Extension or Usury Laws...........................................54
         SECTION 4.12          Limitation on Sale/Leaseback Transactions.........................................55
         SECTION 4.13          Limitation on Restrictions on Distributions from Restricted Subsidiaries..........55
         SECTION 4.14          Limitation on Sales of Assets and Subsidiary Stock................................57
         SECTION 4.15          Limitation on Affiliate Transactions..............................................60
         SECTION 4.16          Limitation on Sales of Capital Stock of Restricted Subsidiaries...................61
         SECTION 4.17          SEC Reports.......................................................................61
         SECTION 4.18          Limitation on Lines of Business...................................................62
         SECTION 4.19          Change of Control.................................................................62
         SECTION 4.20          Additional Amounts................................................................64
         SECTION 4.21          Payment of Non-Income Taxes and Similar Charges...................................64
         SECTION 4.22          Compliance Certificate; Notice of Default.........................................65
         SECTION 4.23          Impairment of Security Interest...................................................65
         SECTION 4.24          Security Interest.................................................................66
         SECTION 4.25          Limitations on the Issuer and Preem...............................................66
         SECTION 4.26          Limitation on Investment Company Activities.......................................66

ARTICLE V SUCCESSOR CORPORATION..................................................................................66
         SECTION 5.1           Consolidation, Merger, and Sale of Assets.........................................66
         SECTION 5.2           Successor Corporation Substituted.................................................66

ARTICLE VI DEFAULT AND REMEDIES..................................................................................67
         SECTION 6.1           Events of Default.................................................................67
         SECTION 6.2           Acceleration......................................................................71
         SECTION 6.3           Other Remedies....................................................................71
         SECTION 6.4           The Trustee May Enforce Claims Without Possession of Securities...................71
         SECTION 6.5           Rights and Remedies Cumulative....................................................71
         SECTION 6.6           Delay or Omission Not Waiver......................................................72
         SECTION 6.7           Waiver of Past Defaults...........................................................72
         SECTION 6.8           Control by Majority...............................................................72
         SECTION 6.9           Limitation on Suits...............................................................72
         SECTION 6.10          Rights of Holders to Receive Payment..............................................73
         SECTION 6.11          Collection Suit by Trustee........................................................73
         SECTION 6.12          Trustee May File Proofs of Claim..................................................73
         SECTION 6.13          Priorities........................................................................74
         SECTION 6.14          Restoration of Rights and Remedies................................................74
         SECTION 6.15          Undertaking for Costs.............................................................74
         SECTION 6.16          Compliance Certificate; Notices of Default........................................74

ARTICLE VII TRUSTEE..............................................................................................75
         SECTION 7.1           Duties of Trustee.................................................................75
         SECTION 7.2           Rights of Trustee.................................................................76
         SECTION 7.3           Individual Rights of Trustee......................................................77
         SECTION 7.4           Trustee's Disclaimer..............................................................77
         SECTION 7.5           Notice of Default.................................................................77


         SECTION 7.6           Report by Trustee to Holders......................................................78
         SECTION 7.7           Compensation and Indemnity........................................................78
         SECTION 7.8           Replacement of Trustee............................................................79
         SECTION 7.9           Successor Trustee by Merger, ETC..................................................80
         SECTION 7.10          Corporate Trustee Required; Eligibility...........................................80
         SECTION 7.11          Disqualification; Conflicting Interests...........................................81
         SECTION 7.12          Preferential Collection of Claims Against Company.................................81

ARTICLE VIII SATISFACTION AND DISCHARGE OF INDENTURE.............................................................81
         SECTION 8.1           Option to Effect Legal Defeasance or Covenant Defeasance..........................81
         SECTION 8.2           Legal Defeasance and Discharge....................................................81
         SECTION 8.3           Covenant Defeasance...............................................................81
         SECTION 8.4           Conditions to Legal or Covenant Defeasance........................................82
         SECTION 8.5           Satisfaction and Discharge of Indenture...........................................84
         SECTION 8.6           Survival of Certain Obligations...................................................84
         SECTION 8.7           Acknowledgment of Discharge by Trustee............................................84
         SECTION 8.8           Application of Trust Moneys.......................................................84
         SECTION 8.9           Repayment to the Company; Unclaimed Money.........................................85
         SECTION 8.10          Reinstatement.....................................................................85

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS...................................................................86
         SECTION 9.1           Without Consent of Holders of Notes...............................................86
         SECTION 9.2           With Consent of Holders of Notes..................................................87
         SECTION 9.3           Compliance with TIA...............................................................88
         SECTION 9.4           Revocation and Effect of Consents.................................................88
         SECTION 9.5           Notation on or Exchange of Notes..................................................88
         SECTION 9.6           Trustee to Sign Amendments, etc...................................................89

ARTICLE X SECURITY...............................................................................................89
         SECTION 10.1          Security..........................................................................89
         SECTION 10.2          Recording and Opinions............................................................89
         SECTION 10.3          Release of Collateral.............................................................90
         SECTION 10.4          Certificates of the Company.......................................................91
         SECTION 10.5          Authorization of Actions To Be Taken by the Trustee...............................91
         SECTION 10.6          Authorization of Receipt of Funds by the Trustee Under the Security Documents.....91
         SECTION 10.7          Termination of Security Interest..................................................92

ARTICLE XI MISCELLANEOUS.........................................................................................92
         SECTION 11.1          TIA Controls......................................................................92
         SECTION 11.2          Notices...........................................................................92
         SECTION 11.3          Communications by Holders with Other Holders......................................94
         SECTION 11.4          Certificate and Opinion as to Conditions Precedent................................94
         SECTION 11.5          Statements Required in Certificate or Opinion.....................................95
         SECTION 11.6          Rules by Trustee, Paying Agent (Including Principal Paying Agent), Registrar......95
         SECTION 11.7          Legal Holidays....................................................................95


         SECTION 11.8          Governing Law.....................................................................95
         SECTION 11.9          Submission to Jurisdiction; Appointment of Agent for Service......................95
         SECTION 11.10         No Adverse Interpretation of Other Agreements.....................................96
         SECTION 11.11         No Personal Liability of Directors, Officers, Employees, Incorporators or
                                 Stockholders....................................................................96
         SECTION 11.12         Currency Indemnity................................................................96
         SECTION 11.13         Successors........................................................................97
         SECTION 11.14         Counterpart Originals.............................................................97
         SECTION 11.15         Severability......................................................................97
         SECTION 11.16         Table of Contents, Headings, etc..................................................97


EXHIBITS

Exhibit A   -   Form of Initial Global Note
Exhibit B   -   Form of Initial Definitive Note
Exhibit C   -   Form of Exchange Global Note
Exhibit D   -   Form of Exchange Definitive Note
Exhibit E   -   Form of Transfer Certificate for Transfer from Rule 144A Global
                Note to Regulation S Global Note
Exhibit F   -   Form of Transfer Certificate for Transfer from Regulation S
                Global Note to Rule 144A Global Note


NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                             CROSS-REFERENCE TABLE


       TIA                                                                                         Indenture
     Section                                                                                        Section
     -------                                                                                       ---------
310   (a)(1).................................................................................    7.10
      (a)(2).................................................................................    7.10
      (a)(3).................................................................................    NA
      (a)(4).................................................................................    NA
      (a)(5).................................................................................    7.8; 7.11
      (b)....................................................................................    7.8; 7.11
      (c)....................................................................................    NA
311   (a)....................................................................................    7.12
      (b)....................................................................................    7.12
      (c)....................................................................................    NA
312   (a)....................................................................................    2.5
      (b)....................................................................................    11.3
      (c)....................................................................................    11.3
313   (a)....................................................................................    7.6
      (b)(1).................................................................................    11.3
      (b)(2).................................................................................    7.6
      (c)....................................................................................    7.6; 11.2
      (d)....................................................................................    7.6
314   (a)....................................................................................    4.17; 4.23;
                                                                                                 11.2; 11.4
      (b)....................................................................................    11.2
      (c)(1).................................................................................    7.2; 11.4
      (c)(2).................................................................................    7.2; 11.4
      (c)(3).................................................................................    NA
      (d)....................................................................................    11.3;11.4; 11.5
      (e)....................................................................................    11.5
      (f)....................................................................................    NA
315   (a)....................................................................................    7.1(c)
      (b)....................................................................................    7.5; 11.2
      (c)....................................................................................    7.1(a)
      (d)....................................................................................    6.8; 7.1(c)
      (e)....................................................................................    6.15
316   (a)(last sentence).....................................................................    2.9
      (a)(1)(A)..............................................................................    6.8
      (a)(1)(B)..............................................................................    6.7
      (a)(2).................................................................................    NA
      (b)....................................................................................    6.10
317   (a)(1).................................................................................    6.11
      (a)(2).................................................................................    6.12
      (b)....................................................................................    2.4
318   (a)....................................................................................    11.1
      (c)....................................................................................    11.1


------------------------
NA means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

         INDENTURE, dated as of April 10, 2001, between PREEM HOLDINGS AB
(PUBL), a company organized under the laws of The Kingdom of Sweden, and having its corporate seat in Stockholm, Sweden (the "COMPANY"), Bankers Trust Company, a banking corporation organized under the laws of the State of New York, as Trustee, Registrar and Paying Agent, and Deutsche Bank AG London as Principal Paying Agent and transfer agent.

         The Company has duly authorized the creation and issuance of its (i) 10-5/8% Senior Secured Notes due 2011 issued on the date hereof (the "ORIGINAL NOTES"), (ii) Additional Notes (as defined herein) that may be issued on any Issue Date (all such notes referred to in clauses (i) and (ii) being referred to as the "Initial Notes") and (iii) 10-5/8% Senior Secured Notes due 2011 to be issued in exchange for Initial Notes pursuant to a Registration Rights Agreement (the "EXCHANGE NOTES" and, together with the Initial Notes, the "NOTES"); and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. Except as otherwise provided herein, E 250,000,000 in aggregate principal amount of Notes shall be initially issued on the date hereof.

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1 DEFINITIONS. For purposes of this Indenture, unless otherwise specifically indicated herein, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. In addition, for purposes of the following definitions and this Indenture generally, all calculations and determinations shall be made in accordance with Swedish GAAP and shall be based upon the consolidated financial statements of the Company and its subsidiaries prepared in accordance with Swedish GAAP. As used in this Indenture, the following terms shall have the following meanings:

         "Acquired Debt" means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated, amalgamated or otherwise combined with or into, or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging, consolidating, amalgamating or combining with or into, or becoming a Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Amounts" shall have the meaning set forth in Section 4.20 hereof.

         "Additional Assets" means:

         (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

         (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

         (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

PROVIDED, HOWEVER, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

         "Additional Notes" means additional principal amounts of 10-5/8% Senior Secured Notes due 2011 issued under the terms of this Indenture after the Closing Date.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

         "Affiliate Transaction" shall have the meaning set forth in Section
4.15.

         "Agent" means the Principal Paying Agent, any Registrar, Paying Agent, Authenticating Agent or co-Registrar.

         "Agent Members" shall have the meaning set forth in Section 2.16.

         "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction. Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

         (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary of either thereof;

         (2) the sale of Cash Equivalents in the ordinary course of business;

         (3)      a disposition of inventory in the ordinary course of business;

         (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

         (5) consolidations, mergers, conveyances, transfers or leases that do not constitute a Default under Section 6.1(3) hereof;

         (6) for purposes of Section 4.14 hereof only, the making of a Permitted Investment or a disposition subject to Section 4.4 hereof;

         (7) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or a Wholly-Owned Subsidiary;

         (8) dispositions of assets with an aggregate fair market value since the Closing Date of less than E10.0 million; and

         (9)      dispositions in connection with Permitted Liens.

         "Asset Sale Offer" shall have the meaning set forth in Section 4.14.

         "Asset Sale Offer Amount" shall have the meaning set forth in Section 4.14.

         "Asset Sale Offer Period" shall have the meaning set forth in Section 4.14.

         "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Authenticating Agent" shall have the meaning set forth in Section 2.2.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

         (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock or Indebtedness multiplied by the amount of such payment, by

         (2)      the sum of all such payments.

         "Bankruptcy Law" means (i) for purposes of the Company, any bankruptcy, insolvency or other similar statute (including, without limitation, the Swedish Bankruptcy Act ("SW. KONKURSLAGEN"), the Swedish Corporate Reorganization Act ("FORETAGSREKONSTRUKTION ENLIGT LAGEN OM FORETAGSREKONSTRUKTION") and any similar statute), regulation or provision of any jurisdiction in which the Company is organized or conducting business and
(ii) for purposes of the Trustee and the Holders, Title 11, U.S. Code or any similar United States Federal, state or foreign law for the relief of creditors.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or any equivalent governing body charged under the laws of the jurisdiction of such Person with equivalent powers and responsibilities to supervise and direct the affairs of such person.

         "Board Resolution" means a duly authorized resolution of the Board of Directors certified by an Officer and delivered to the Trustee.

         "Borrowing Base" means, as of the date of determination, an amount equal to:

         (1) 90% of the book value of all accounts receivable owned by the Company and its Restricted Subsidiaries that are not more than 90 days past due; plus

         (2) 90% of the book value of all inventory owned by the Company and its Restricted Subsidiaries, or scheduled for delivery against letters of credit issued under Credit Facilities,

in each case determined in accordance with Swedish GAAP, consistent with past practice (except to the extent of changes in Swedish GAAP). To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may rely on the most recent available management accounts (unless the Company has reason to believe that such management accounts overstate the amount of accounts receivable or inventory as of the date of determination, in which case the amounts shall be such lesser amounts as the Company determines do not overstate such items).

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City, Stockholm or London.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with Swedish GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made determined in accordance with Swedish GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

         "Cash Equivalents" means:

         (1) securities issued or directly and fully guaranteed or insured by the United States Government or The Kingdom of Sweden or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition;

         (2) marketable general obligations issued by any state of the United States of America or province of The Kingdom of Sweden or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

         (3) certificates of deposit, time deposits, Eurocurrency time deposits, overnight bank deposits, or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank having combined capital and surplus in excess of $560.0 million;

         (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and
         (3) entered into with any bank meeting the qualifications specified in clause (3), above;

         (5) commercial paper rated at the time of acquisition thereof at least "A-1" or the equivalent thereof by Standard & Poor's Ratings Group or "P-1" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency in the United States, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within one year after the date of acquisition thereof; and

         (6) interests in any money market fund that invests solely in instruments of the type specified in clauses (1) through (5), above.

         "Change of Control" " means:

         (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets); and (B) the Permitted Holders "beneficially own" (for purposes of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or such successor, as the case may be (for the purposes of this clause, a person shall be deemed to beneficially own any voting Capital Stock of a specified entity held by an entity, if such other person beneficially owns (for purposes of Rules

         13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 35% of the voting power of the voting Capital Stock of such entity and no other person beneficially owns (for purposes of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a greater percentage of the voting power of the voting Capital Stock of such entity or has the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity); PROVIDED that, a Change of Control shall not be deemed to have occurred hereunder if, upon and after the death of Mohammed Hussein Al-Amoudi, (A) beneficial ownership of his Voting Stock of the Company is transferred to his spouse or any of his descendants (including any trust controlled by and maintained for the sole benefit of such spouse or descendant) or the estate of any of the foregoing and (B) individuals who at the time of his death constituted the Board of Directors of the Company continue to constitute a majority thereof, and individuals who at the time of his death constituted the Board of Directors of Corral continue to constitute a majority thereof, subject to clause (a) and not clause (b) of the parenthetical set forth in paragraph (2) below; or

                  (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors (a) whose election by such Board of Directors or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved and (b) who are designees of the Permitted Holders or were nominated or elected by such Permitted Holders or any of their designees) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

         (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

         (4) the adoption by the stockholders or Board of Directors of the Company, as the case may be, of a plan or proposal for the liquidation or dissolution of the Company.

         "Change of Control Offer" shall have the meaning set forth in Section 4.19.

         "Change of Control Payment" shall have the meaning set forth in Section 4.19.

         "Change of Control Payment Date" shall have the meaning set forth in
         Section 4.19.

         "Clearing Agency" means one or more of Euroclear, Clearstream Banking, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depository, as registered Holder of a Global Note.

         "Clearstream Banking" means Clearstream Banking, SOCIETE ANONYME.

         "Closing Date" means the date of this Indenture.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Collateral" means the collateral that secures the obligations under the Notes pursuant to the Security Documents.

         "Commission" means the United States Securities and Exchange Commission, or any successor entity thereof from time to time.

         "Common Depositary" means the common depositary for Euroclear and Clearstream Banking, or its nominee.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

         "Company Order" means a written order or request signed in the name of the Company by two Officers of the Company, one of whom must be the President, the Chief Financial Officer or the Finance Director of the Company or any other Officer so authorized and delivered to the Trustee.

         "Consolidated Coverage Ratio" means as of any date of determination with respect to any Person, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are in existence to (ii) Consolidated Interest Expense for such four fiscal quarters (it being agreed and understood that until the fiscal quarter ending on March 31, 2002, such ratio shall be calculated on a PRO FORMA basis, to the extent necessary, as if the Company had acquired the Capital Stock of Preem on the first day of the first quarter necessary for making such calculation); PROVIDED, HOWEVER, that:

         (1)      if the Company or any Restricted Subsidiary:

                  (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a PRO FORMA basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (x) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (y) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

                  (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a PRO FORMA basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

         (2) if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries (including the assumption of such Indebtedness by the transferee) in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

         (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness and including PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) as if such Investment or acquisition occurred on the first day of such period; and

         (4) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or
         (3), above, if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving PRO FORMA effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

For purposes of this definition, whenever PRO FORMA effect is to be given to an Investment or acquisition of assets and the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including giving PRO FORMA effect to cost reductions that would be permitted by the Commission to be reflected in PRO FORMA financial statements included in a registration statement filed with the Commission). If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following, to the extent deducted in calculating such Consolidated Net Income:

         (1)      Consolidated Income Taxes;

         (2)      Consolidated Interest Expense;

         (3)      consolidated depreciation expense;

         (4)      consolidated amortization of intangibles; and

         (5) other non-cash charges reducing Consolidated Net Income, including, without limitation, non-cash charges arising from (A) period end remeasurement of the Indebtedness evidenced by the Notes and (B) minority interests (but excluding any non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

Notwithstanding the foregoing, clause (1) and clauses (3) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

         "Consolidated Interest Expense" means, for any period, without duplication, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued plus, to the extent not included in such interest expense:

         (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with Swedish GAAP and the interest component of any deferred payment obligations;

         (2)      amortization of debt discount;

         (3)      accrued interest;

         (4)      non-cash interest expense;

         (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

         (6) interest paid on any Indebtedness of any other Person as a result of such Indebtedness being Guaranteed by the Company or any Restricted Subsidiary;

         (7) net costs associated with Hedging Obligations (including amortization of fees);

         (8) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

         (9) all dividend payments, whether or not in cash (other than any such non-cash dividend in the form of Capital Stock which does not provide for the payment of cash dividends prior to any stated maturity of the principal of the Notes), on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary; and

         (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; PROVIDED, HOWEVER, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding the foregoing, for as long as interest on the Shareholder Loans is subordinated to the prior payment in full of all amounts payable with respect to the Notes, the amount of such interest shall not be included in Consolidated Interest Expense.

         "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries, determined in accordance with Swedish GAAP; PROVIDED, HOWEVER, that there will not be included in such Consolidated Net Income:

         (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

                  (a) subject to the limitations contained in (4), (5) and (6), below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
                  (3), below); and

                  (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

         (2) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

         (3) any net income of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                  (a) subject to the limitations contained in (4), (5) and (6), below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

                  (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

         (4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

         (5) any extraordinary gain or loss;

         (6) the cumulative effect of a change in accounting principles;

         (7) the tax effect of any of the items described in clauses (1) through (6), above; and

         (8) any non-cash amount attributable to income tax which is deducted from such net income on the Company's consolidated statement of operations in accordance with Swedish GAAP (other than amounts attributable to deferred taxes) and which does not reflect taxes imposed on and legally payable by the Company; PROVIDED that such deduction shall not exceed the product of (A) the Company's taxable income and (B) the applicable Swedish tax rate.

         "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a consolidated basis and in accordance with Swedish GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus, less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "Corral" means Corral Petroleum Holdings AB (publ).

         "Corporate Trust Office" means the address of the Trustee specified in
Section 11.2, or such other address as to which the Trustee may, from time to time, give written notice to the Company.

         "Covenant Defeasance" shall have the meaning set forth in Section 8.3.

         "Credit Facility" means one or more credit facilities, including Existing Credit Facilities, with one or more banks, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders).

         "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestration or similar official under any Bankruptcy Law.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Default Interest Payment Date" shall have the meaning set forth in
Section 2.13.

         "Definitive Notes" means Notes in definitive registered form substantially in the form of Exhibits B and D.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

         (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

         (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

         (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes;

in each case on or prior to the date that is 91 days after the date (a) on which the Notes mature or (b) on which there are no Notes outstanding; PROVIDED, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity will be deemed to be Disqualified Stock; and PROVIDED, FURTHER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Sections 4.14 and 4.19 hereof and such repurchase or redemption complies with Section 4.4 hereof.

         "Euroclear" means Euroclear Bank S.A./N.V.

         "Event of Default" shall have the meaning set forth in Section 6.1.

         "Excess Proceeds" shall have the meaning set forth in Section 4.14.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

         "Exchange Global Notes" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

         "Exchange Notes" have the meaning provided in the preamble to this Indenture.

         "Exchange Offer" means an offer by the Company, pursuant to a Registration Rights Agreement, to Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

         "Existing Affiliate Agreements" means the following agreements:

         (1) the payment of a fee to Capital Trust SA or one of its wholly-owned subsidiaries equal to 1.5% of the gross proceeds of the offering of the Notes;

         (2) the Framework Co-Operation Agreement between Preem Raffinaderi AB Preemraff and Midroc Engineering AB, dated October 5, 2000 and October 16, 2000, and the existing agreements thereunder in effect on the Closing Date;

         (3) the Framework Co-Operation Agreement between Preem Raffinaderi AB Preemraff and Metalock Engineering AB, dated November 30, 2000, and the existing agreements thereunder in effect on the Closing Date;

         (4) the Framework Co-Operation Agreement between Preem Raffinaderi AB Preemraff and Midroc Electro AB, dated January 23, 2001 and January 26, 2001, and the existing agreements thereunder in effect on the Closing Date;

         (5) the Prolongation Agreement between Skandinaviska Raffinaderi AB Scanraff and Rodoverken AB, related to Agreement No. I-260, dated February 18, 2000, and the existing agreements thereunder in effect on the Closing Date;

         (6) the Framework Agreement, No. 276 between Skandinaviska
         Raffinaderi AB Scanraff and GP Stallningar AB, dated June 13, 2000 and June 19, 2000, and the existing agreements thereunder in effect on the Closing Date;

         (7) the Framework Agreement, No. 253 between Skandinaviska
         Raffinaderi AB Scanraff and Midroc Engineering AB, dated September 3, 2000 and September 14, 2000, and the existing agreements thereunder in effect on the Closing Date;

         (8) the Short-Term Credit Facility Agreement between Preem Petroleum AB and Svenska Petroleum Exploration AB, dated August 29, 1997; and

         (9) the Short-Term Credit Facility Agreement between Preem Petroleum AB and Svenska Petroleum Exploration AB, dated October 1, 2000.

         "Existing Credit Facility" means one or more Credit Facilities of Preem in existence on the date of this Indenture, as the same may be amended from time to time on terms that are not, taken as a whole, adverse to the Holders of the Notes.

         "Global Note" shall mean one or more Regulation S Global Notes, Rule 144A Global Notes or Exchange Global Notes.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

         (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

         (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Oil Commodities Contract.

         "Holder" means a Person in whose name a Note is registered on the Registrar's books.

         "Incur" means issue, create, assume, Guarantee, incur or otherwise become, contingently or otherwise, liable for; PROVIDED, HOWEVER, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing. Indebtedness Incurred by the Company or a Restricted Subsidiary and a Guarantee in respect thereof, in each case otherwise permitted by this Indenture to be Incurred by the Company or a Restricted Subsidiary, shall not constitute separate Incurrences of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

         (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

         (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding trade payables);

         (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto), excluding letters of credit or similar instruments supporting trade payables in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

         (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

         (5) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

         (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

         (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

         (8) the principal component of all Indebtedness of other Persons to the extent Guaranteed by such Person; and

         (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements, Interest Rate Agreements and Oil Commodities Contracts (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. For purposes of the preceding sentence, the maximum fixed repurchase price of any redeemable stock or Preferred Stock of a Subsidiary that does not have a fixed repurchase price shall be calculated in accordance with the terms of such redeemable stock or Preferred Stock as if such redeemable stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined hereunder. In addition, "Indebtedness" of any Person shall include Indebtedness described in the foregoing paragraph that would not appear as a liability on the balance sheet of such Person if:

         (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

         (2) such Person or a Restricted Subsidiary is a general partner of the Joint Venture (a "General Partner"); and

         (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and such Indebtedness shall be included in an amount not to exceed (a) the greater of (x) the net assets of the General Partner and (y) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person (other than the General Partner) or (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent paid by the Company or its Restricted Subsidiaries.

         "Indenture" means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

         "Initial Global Notes" means the Regulation S Global Note and the Rule 144A Global Note.

         "Initial Notes" shall have the meaning set forth in the preamble to this Indenture.

         "Initial Purchasers" means Deutsche Bank AG and UBS Warburg Ltd.

         "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

         "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit), or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with Swedish GAAP; PROVIDED that the following shall not be deemed to be an Investment:

         (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

         (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

         (3) an acquisition of assets, Capital Stock or other securities by the Company for consideration consisting exclusively of common equity securities of the Company.

         For purposes of Section 4.4 hereof:

         (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the

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                                                                              18


         fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
         (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

         (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of.

         "Issue Date" means the date on which Notes are originally issued under this Indenture.

         "Legal Defeasance" shall have the meaning set forth in Section 8.2.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

         "Loan Assignment" shall mean a first priority security assignment of the Preem Pledged Loan.

         "Maturity Date" means March 31, 2011.

         "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

         (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under Swedish GAAP (after taking into account any available tax credits or deductions and any tax sharing arrangements), as a consequence of such Asset Disposition;

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                                                                              19


         (2) all payments made with respect to any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

         (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

         (4) appropriate amounts to be provided by the seller as a reserve, in accordance with Swedish GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

         "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credits or deductions and any tax sharing arrangements).

         "Non-Recourse Debt" means Indebtedness:

         (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

         (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

         (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

         "Notes" shall have the meaning set forth in the preamble of this Indenture.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Vice Chairman, the Chief Financial Officer or the Finance Director of the Company.

         "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

         "Oil Commodities Contract" means, in respect of a Person, any option, futures or forward hedging contract, derivative instrument or other similar agreement designed to protect such

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                                                                              20


Person against fluctuations in the price of crude oil, other feedstocks and refined petroleum products, as the case may be.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be outside counsel to the Company.

         "Original Notes" shall have the meaning set forth in the preamble to this Indenture.

         "Paying Agent" shall have the meaning set forth in Section 2.3.

         "Permitted Holders" means Mohammed Hussein Al-Amoudi or any Related Party thereof.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

         (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

         (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

         (3) cash and Cash Equivalents;

         (4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

         (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (6) loans or advances to employees made in the ordinary course of business, consistent with past practices of the Company or such Restricted Subsidiary and in an aggregate amount not to exceed
         E 5.0 million at any time outstanding;

         (7) loans or advances to employees the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of E 2.0 million at any one time outstanding;

         (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor or upon foreclosure actions in favor of the Company or a Restricted Subsidiary;

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                                                                             21


         (9) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.14 hereof

         (10) Investments in existence on the Closing Date;

         (11) Investments by the Company or any of its Restricted Subsidiaries in an aggregate amount not to exceed E 20.0 million outstanding at any one time (plus, to the extent not previously reinvested, any return of capital not previously realized made pursuant to this clause (11));

         (12) Currency Agreements, Interest Rate Agreements, Oil Commodities Contracts and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.3 hereof; and

         (13) prepaid expenses, negotiable instruments held for collection, and lease, utility, workers' compensation, performance and similar deposits, in each case, in the ordinary course of business.

         "Permitted Liens" means, with respect to any Person:

         (1) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or deposits or cash or United States or Swedish government bonds to secure bid, surety or appeal bonds to which such Person is a party, or for contested taxes or import or custom duties or for the payment of rent, in each case Incurred in the ordinary course of business;

         (2) Liens imposed by law, including carriers', warehousemen's, mechanics' suppliers', materialmen and repairmen Liens and Liens in favor of customs authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, in each case for sums not yet due or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required by Swedish GAAP shall have been made in respect thereof;

         (3) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided reserves required pursuant to Swedish GAAP have been taken on the books of the Company or its Restricted Subsidiaries;

         (4) Liens in favor of issuers of bid, surety or performance bonds or bankers' acceptances or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

         (5) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental

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                                                                             22


         to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

         (6) Liens securing a Hedging Obligation, so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing the Interest Rate Protection Agreement, Currency Agreement or Oil Commodities Contract, as the case may be;

         (7) leases and subleases of real property and equipment appurtenant thereto which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

         (8) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

         (9) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business provided that (x) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed and (y) such Liens are created within 90 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

         (10) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; PROVIDED that (x) such deposit account is not a pledged cash collateral account and (y) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

         (11) Liens arising from filings or other methods of protection of interests regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

         (12)     Liens existing on the Closing Date;

         (13) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; PROVIDED FURTHER, HOWEVER, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

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                                                                             23


         (14) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that, such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

         (15) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Restricted Subsidiary;

         (16) Liens securing the Notes;

         (17) Liens securing Refinancing Indebtedness permitted under this Indenture incurred to Refinance Indebtedness that was previously so secured, PROVIDED that (a) such Liens are not more restrictive than the Liens in respect of the Indebtedness being Refinanced and (b) any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

         (18) To the extent that the principal amount of any Sale/Leaseback Indebtedness is permanently repaid and the Liens securing such Indebtedness are released, then new Liens may be incurred on assets of a Restricted Subsidiary to secure Indebtedness of the Company or a Restricted Subsidiary under Credit Facilities, PROVIDED that the principal amount of such Indebtedness does not exceed the amount of Sale/Leaseback Indebtedness so permanently repaid, and PROVIDED FURTHER that such Indebtedness is permitted to be Incurred under Section 4.3 hereof;

         (19) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

         (20) Liens on accounts receivable, inventory and related working capital assets of the Company or any Restricted Subsidiary, in each case securing Indebtedness Incurred under Credit Facilities pursuant to clause (1) in paragraph (b) of Section 4.3 hereof; or

         (21) Liens securing Indebtedness, when taken together with all other Liens made pursuant to this clause (21) that are at the time outstanding, not in excess of E 2.0 million.

         "Permitted Preem Loan Payment" means the payment or payments made to Corral not to exceed in the aggregate E 236 million, PROVIDED, HOWEVER, that unless the Company furnishes the Trustee with an Officers' Certificate confirming that the Company has, and on the first interest payment date will have, funds available to satisfy the payments due on the Notes on such date, together with an Opinion of Counsel confirming the Company's ability to pay such amount to Holders out of legally available funds on such date, then prior to making such payment, the Company may only make a Permitted Preem Loan Payment up to E 223 million.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

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                                                                             24


         "Pledges" means the Stock Pledge and the Loan Assignment, collectively.

         "Preem" means Preem Petroleum AB, a Subsidiary of the Company.

         "Preem Pledged Loan" means that certain Shareholder Loan Agreement No. 1A, dated the date hereof, between the Company, as lender, and Preem, as borrower, representing subordinated shareholder debt owed to the Company by Preem in a principal amount equal to the Swedish Krona equivalent of the aggregate gross proceeds of the Notes offered on the date hereof.

         "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Private Placement Legend" means the legend set forth in
Section 2.7(g).

         "Public Equity Offering" means an underwritten primary public offering of ordinary shares of either of the Company or Corral pursuant to (i) an effective registration statement under the Securities Act (other than public offerings on Forms S-4, F-4 or S-8) or (ii) a placement outside the United States and/or pursuant to Rule 144A under the Securities Act involving the distribution of an offering circular to at least 100 BONA FIDE prospective purchasers and listing of such ordinary shares on a Recognized Stock Exchange.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Recognized Stock Exchange" means the Stockholm Stock Exchange, EASDAQ, the Luxembourg Stock Exchange or a national securities exchange in the United States.

         "Record Date" means the Record Dates specified in the Notes.

         "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 8 of the Initial Notes and Paragraphs 7 of the Exchange Notes.

         "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Initial Notes and Paragraphs 7 and 8 of the Exchange Notes.

         "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew or repay (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance", "refinances", and "refinanced" shall have a correlative meaning) any Indebtedness Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, PROVIDED, HOWEVER, that:

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                                                                             25


         (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced;

         (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

         (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus accrued interest, fees and expenses, including the costs of refinancing and any premium and defeasance costs) of the Indebtedness being refinanced;

         (4) if the Indebtedness being extended, refinanced, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes to at least the same extent, and in the same manner, as the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (5) in no case shall Refinancing Indebtedness include any Indebtedness that is Incurred to refinance a Shareholder Loan.

         "Registrar" shall have the meaning set forth in Section 2.3.

         "Registration Rights Agreement" means (i) the Registration Rights Agreement among the Company and the Initial Purchasers, relating to the Original Notes and dated as of April 10, 2001, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof and (ii) any similar registration rights agreement relating to Additional Notes, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

         "Regulation S" means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

         "Regulation S Global Note" shall have the meaning set forth in Section 2.1.

         "Regulation S Note" shall have the meaning set forth in Section 2.1.

         "Related Business" means, with respect to the Company and its Restricted Subsidiaries, (i) the business of the acquisition, processing, marketing, refining, storage and/or transportation of hydrocarbons and royalty or other interests in crude oil or associated products, (ii) the acquisition, operation, improvement, leasing and other use of retail service stations and attached or appurtenant convenience stores and other similar retail sales operations in connection therewith and (iii) any business that is the same as or reasonably related to any of the businesses of the Company and its Restricted Subsidiaries on the date of this Indenture or reasonable extensions, developments or expansions thereof except such extensions, developments or expansions of businesses other than those described in clauses (i) and (ii), above; PROVIDED that,

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                                                                             26


it is expressly agreed and understood that the term "Related Business" shall include an expansion into other areas of the energy sector such as the generation, transmission, marketing and sale of electricity; and, PROVIDED, FURTHER, that the term "Related Business" shall not include "upstream" exploration and production of crude oil or associated products except to the extent, and only to the extent, that the Company or one of its Restricted Subsidiaries engages in such exploration and production on the Closing Date without any extension, development or expansion thereof.

         "Related Business Assets" means assets used or useful in a Related Business.

         "Related Party" with respect to any Permitted Holder means (A) any Subsidiary of such Permitted Holder or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (A).

         "Restricted Dividends and Distributions" shall have the meaning set forth in Section 6.1(11) hereof.

         "Restricted Investment" means any Investment that is not a Permitted Investment.

         "Restricted Period" shall have the meaning set forth in Section 2.7(b) hereof.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

         "Rule 144A" means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

         "Rule 144A Global Note" shall have the meaning set forth in Section 2.1 hereof.

         "Rule 144A Notes" shall have the meaning set forth in Section 2.1 hereof.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "Sale/Leaseback Indebtedness" means Indebtedness in an amount not to exceed SEK1,200,000,000 under the Term Loan Facility for Syrhola Handelsbolag arranged by Enskilda Debt Capital Markets, dated February 3, 1998, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original agent, arranger and lenders or other agents, arrangers or lenders).

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the United States Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

         "Security Documents" means, collectively, (i) this Indenture, (ii) the Share Pledge Agreement, dated the date hereof, between the Company, as pledgor, and the Trustee, in its capacity as Trustee for the Holders (including the intercreditor arrangements in favor of the Trustee in respect thereof), (iii) the Security Assignment Agreement, dated the date hereof, between the Company, as assignor, and the Trustee, in its capacity as Trustee for the Holders (including the intercreditor arrangements in favor of the Trustee in respect thereof) and (iv) all security agreements, mortgages, deeds of trust, collateral assignments and other instruments evidencing or creating any security interest in favor of the Trustee in all or any portion of the Collateral, in each case, as amended, supplemented or modified from time to time in accordance with their terms and the terms of this Indenture.

      "Senior Indebtedness" means all Indebtedness other than Subordinated Obligations.

         "Shareholder Loan" means the Loan Agreement, dated as of October 31, 2000, between Preem and Corral, as restructured in connection with issuance of the Notes as Shareholder Loan No. 2 dated as of the date of this Indenture, and providing for obligations from the Company to Corral, and any future similar agreement (including any shareholder loan made pursuant to and in accordance with clause (b)(8) of Section 4.4 hereof or any amendment to any of the foregoing).

         "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, not taking into account any contingent obligations to repay, redeem, or repurchase any such principal prior to the date originally scheduled for the payment thereof.

         "Stock Pledge" shall mean a first priority pledge of all of the Capital Stock of Preem.

         "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

         "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person; PROVIDED that, Skandinaviska Kracker AB Scancracker and Goteborgs Smorjmedelsfabrik (Scanlube) AB shall each be deemed a "Subsidiary" of the Company for purposes of the Notes.
Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

         "Successor Company" shall have the meaning set forth in Section 6.1(3)(a).

         "Swedish GAAP" means generally accepted accounting principles in The Kingdom of Sweden as in effect as of the date hereof; PROVIDED, HOWEVER, that all reports and other financial information provided by the Company to the Holders, the Trustee and/or the Commission shall be prepared in accordance with Swedish GAAP, as in effect on the date of such report or other financial information. All ratios and computations based on Swedish GAAP contained in this Indenture will be computed in conformity with Swedish GAAP.

         "Tax Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 9 of the Initial Notes and Paragraphs 8 of the Exchange Notes.

         "Taxes" shall have the meaning set forth in Section 4.20.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as it may be amended from time to time.

         "Trust Officer" means any officer within Corporate Trust and Agency Services (or any successor group of the Trustee), including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Unrestricted Subsidiary" " means:

         (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

         (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

         (1) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

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                                                                             29


         (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

         (3) the Company certifies that such designation complies with the limitations of Section 4.4 hereof;

         (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

         (5) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Capital Stock of, and has no investments in, the Company or any Restricted Subsidiary; and

         (6) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock of such Person or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least E 1.00 of additional Indebtedness under paragraph (a) of Section 4.3 hereof on a PRO FORMA basis taking into account such designation.

         "U.S. Person" means a "U.S. person" as defined in Rule 902 under the Securities Act or any successor rule.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

         SECTION 1.2 INCORPORATION BY REFERENCE OF TIA. This Indenture is subject to the mandatory provisions of the TIA which as of the date hereof and thereafter as in effect are incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

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                                                                             30


         "Commission" means the SEC;

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.3 RULES OF CONSTRUCTION. Unless the context otherwise requires:

         (a)  a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with Swedish GAAP;

         (c)  "or" is not exclusive;

         (d) words in the singular include the plural, and words in the plural include the singular;

         (e)  provisions apply to successive events and transactions; and

         (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II

                                  THE NOTES

         SECTION 2.1 FORM AND DATING. The Initial Notes and the notation relating to the Trustee's certificate of authentication thereof, shall be substantially in the form of Exhibits A or B, as applicable. The Exchange Notes, and the notation relating to the Trustee's certificate of authentication thereof, shall be substantially in the form of Exhibits C or D, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

         The terms and provisions contained in the Notes, annexed hereto as Exhibits A, B, C, D shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent

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                                                                             31


applicable, the Company, the Trustee and the Principal Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be represented by the Initial Global Notes.

         As long as the Notes are in global form, the Principal Paying Agent (in lieu of the Trustee) shall be responsible for:

         (i)  paying sums due on the Global Notes; and

         (ii) arranging on behalf of and at the expense of the Company for notices to be communicated to Holders in accordance with the terms of this Indenture.

Each reference in this Indenture to the performance of duties set forth in clauses (i) and (ii), above, by the Trustee includes performance of such duties by the Principal Paying Agent.

         Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued as one or more global notes, in registered global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein. Such Initial Global Notes shall be referred to collectively herein as the "REGULATION S GLOBAL NOTE." The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as hereinafter provided (or by the issue of a further Regulation S Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Note or in consequence of the issue of Definitive Notes or additional Regulation S Notes, as hereinafter provided. The Regulation S Global Note and all other Initial Notes that are not Rule 144A Global Notes shall collectively be referred to herein as the "REGULATION S NOTES."

         Notes offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued as one or more global notes in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A, except as otherwise permitted herein. Such Initial Global Notes shall be referred to collectively herein as the "RULE 144A GLOBAL NOTE." The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as hereinafter provided (or by the issue of a further Rule 144A Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Note or in consequence of the issue of Definitive Notes or additional Rule 144A Notes, as hereinafter provided. The Rule 144A Global Note and all other Initial Notes, if any, evidencing the debt, or any portion of the debt, initially evidenced by such Rule 144A Global Note, shall collectively be referred to herein as the "RULE 144A NOTES."

         SECTION 2.2 EXECUTION AND AUTHENTICATION. Two Officers shall sign, or one Officer and one member of the Board of Directors shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

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                                                                             32


         If an Officer or Director whose signature is on a Note was an Officer or Director at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         Except as otherwise provided herein, the aggregate principal amount of Notes which may be outstanding at any time under this Indenture is not limited in amount. The Trustee shall authenticate such Notes which shall consist of (i) Original Notes for original issue on the Closing Date in an aggregate principal amount not to exceed E 250,000,000, (ii) Additional Notes from time to time for issuance after the Closing Date to the extent otherwise permitted hereunder (including, without limitation, under Section 4.3 hereof) and (iii) Exchange Notes from time to time for issue in principal amount for issuance in exchange for a like principal amount of Initial Notes pursuant to an exchange offer registration statement under the Securities Act, in each case upon receipt of a Company Order in the form of an Officers' Certificate. Exchange Notes may have such distinctive series designation, and such changes in the form thereof, as are specified in the written order referred to in the preceding sentence. Additional Notes will be treated as the same series of Notes as the Original Notes for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. Such Company Order shall specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Original Notes, Additional Notes or Exchange Notes, whether the Notes are to be issued as Definitive Notes or Global Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture. Upon receipt of a Company Order, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent ("AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

         The Notes shall be issuable only in denominations of E 1,000 and any integral multiple thereof.

         SECTION 2.3 REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where Global Notes may be registered ("REGISTRAR"). The Company shall maintain an office or agency in London, England, where (i) Global Notes may be presented or surrendered for payment ("PAYING AGENT") and

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                                                                             33


(iii) notices and demands in respect of such Global Notes and this Indenture may be served. In the event that Definitive Notes are issued, (x) Definitive Notes may be presented or surrendered for registration of transfer or for exchange, (y) Definitive Notes may be presented or surrendered for payment and (z) notices and demands in respect of the Definitive Notes and this Indenture may be served at an office of the Registrar or the Paying Agent, as applicable, in the Borough of Manhattan, The City of New York, and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company shall appoint Deutsche Bank Luxembourg S.A., or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "REGISTRAR" includes any co-Registrar and the term "PAYING AGENT" includes any additional Paying Agent. The Company initially appoints Bankers Trust Company as Registrar and Paying Agent until such time as Bankers Trust Company has resigned or a successor has been appointed. In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof (so long as the Notes are Global Notes) published in a leading newspaper having general circulation in New York City (which is expected to be THE WALL STREET JOURNAL) and (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) and (in the case of Definitive Notes), in addition to such publication, mailed by first-class mail to each Holder's registered address. The Company may change any Registrar without notice to the Holders. Payment of principal will be made upon the surrender of Definitive Notes at the office of the Paying Agent, including, if any, the Paying Agent in Luxembourg. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any transfer agent, including, if any, the transfer agent in Luxembourg.

         If the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company will appoint Deutsche Bank Luxembourg S.A., or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional Paying Agent and transfer agent. For the avoidance of doubt, upon the issuance of Definitive Notes, Holders will be able to receive principal and interest on the Notes and will be able to transfer Definitive Notes at the Luxembourg office of such paying and transfer agent, subject to the right of the Company to mail payments in accordance with the terms of this Indenture.

         Claims against the Company for payment of principal, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes will become void unless presentment for payment is made (where so required herein) within, in the case of principal, Additional Amounts, if any, and Liquidated Damages, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor.

         SECTION 2.4 PAYING AGENT TO HOLD ASSETS IN TRUST. The Company shall require each Paying Agent other than the Trustee and the Principal Paying Agent to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by

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                                                                             34

the Paying Agent for the payment of principal of, Additional Amounts, if any, Liquidated Damages, if any, premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

         SECTION 2.5 LIST OF HOLDERS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

         SECTION 2.6 BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES. (a) The Global Notes initially shall (i) be registered in the name of the Clearing Agency or its nominee, (ii) be delivered to the Clearing Agency or its custodian and
(iii) bear legends as set forth in Section 2.7(g) hereto.

         (b) Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another successor of the Clearing Agency or a nominee of such successor. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Clearing Agency and the provisions of Section 2.7. All Global Notes shall be exchanged by the Company (with authentication by the Trustee) for one or more Definitive Notes, if (a) any Clearing Agency (i) has notified the Company that it is unwilling or unable to continue as a clearing agency and (ii) a successor to the Clearing Agency is not able to be appointed by the Company within 120 days of such notification, (b) any Clearing Agency so requests following an Event of Default hereunder or (c) in whole (but not in part) at any time if the Company in its sole discretion determines. If an Event of Default occurs and is continuing, the Company shall, at the written request delivered through a Clearing Agency of the Holder thereof or of the holder of an interest therein, exchange all or part of a Global Note for one or more Definitive Notes (with authentication by the Trustee); PROVIDED, HOWEVER, that the principal amount at maturity of such Definitive Notes and such Global Note after such exchange shall be EURO 1,000 or integral multiples thereof. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged and shall thereafter return such Global Note to such Holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(b).

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                                                                             35


         (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.6, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

         (d) Any Definitive Note constituting a Rule 144A Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this
Section 2.6 shall, except as otherwise provided by Section 2.8, bear the Private Placement Legend.

         SECTION REGISTRATION OF TRANSFER AND EXCHANGE. (a) Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers of beneficial interests in Global Notes or transfers of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

         (b) If a holder of a beneficial interest in the Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note. Upon receipt by the Principal Paying Agent, as transfer agent, at its office in London, England of (1) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a beneficial interest in the Rule 144A Global Note, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit E given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act, the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Clearing Agency, to reduce or reflect on its records a reduction of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions of a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note.

         (c) If a holder of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the Rule 144A Global

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                                                                             36


Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note. Upon receipt by the Principal Paying Agent, as transfer agent, at its Corporate Trust Office in London, England of (l) instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a beneficial owner of an interest in the Regulation S Global Note directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) prior to or on the 40th day after the later of the commencement of the offering of the Notes and the relevant Issue Date (the "RESTRICTED PERIOD"), a certificate in the form of Exhibit F given by the holder of such beneficial interest and stating that the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in such Rule 144A Global Note is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect on its records a reduction of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note. After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 2.7(c) will no longer apply to such transfers.

         (d) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         (e) In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to Section 2.6(b), or a Definitive Note in registered form without interest coupons is exchanged for another such Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a beneficial interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above (including the certification requirements intended to ensure that such exchanges or transfers

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                                                                             37


comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Company and the Trustee.

         (f) Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may only be exchanged or transferred in accordance with the certification requirements hereof.

         (g) Each Note issued hereunder shall, upon issuance, bear the legend set forth herein and such legend shall not be removed from such Note except as provided in the next sentence. The legend required for a Rule 144A Note may be removed from a Rule 144A Note if there is delivered to the Company and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Company and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Rule 144A Note has been removed from a Rule 144A Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a "restricted Security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

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                                                                             38


                  The Initial Notes shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

                  THIS SECURITY OF PREEM HOLDINGS AB (PUBL) (THE "ISSUER") HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE BY THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (A) THROUGH (E) TO REQUIRE THE TRANSFER CERTIFICATIONS REQUIRED PURSUANT TO THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         (h) By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

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                                                                             39


         Neither the Trustee nor the Principal Paying Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         (i) Any Initial Notes which are presented to the Registrar for exchange pursuant to the Exchange Offer shall be exchanged for Exchange Notes of equal principal amount upon surrender to the Registrar of the Initial Notes to be exchanged; PROVIDED, HOWEVER, that the Initial Notes so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder thereof or his attorney who shall be duly authorized in writing to execute such document. Whenever any Initial Notes are so surrendered for exchange, the Company shall execute, and upon receipt of the Company Order provided for in Section 2.2, the Trustee shall authenticate and deliver to the Holder the same aggregate principal amount of Exchange Notes as those Initial Notes that have been surrendered.

         (j) Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes at the Registrar's or co-registrar's request.

         (k) The Company shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) that has been selected for redemption (except, in the case of Definitive Notes to be redeemed in part, the portion thereof not to be redeemed), (ii) for a period of 15 days prior to any date fixed for the redemption of the Notes, (iii) for a period of 15 days prior to the date fixed for selection of Notes to be redeemed in part,
(iv) for a period of 15 days prior to the Record Date with respect to any interest payment date or (v) that the Holder of such Notes has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

         (l) Prior to the due presentation for registration of transfer of any Definitive Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such

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                                                                             40


Definitive Note for the purpose of receiving payment of principal, interest, Additional Amounts, if any, or Liquidated Damages, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive
Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         (m) The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.7 (other than in respect of an Exchange Offer, except as otherwise provided in a Registration Rights Agreement).

         (n) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         (o) Holders of Initial Notes (or holders of interests therein) and prospective purchasers designated by such Holders (or holders of interests therein) will have the right to obtain from the Company upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes.

         SECTION 2.8 REPLACEMENT NOTES. If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Company or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar and the Company are met. If required by the Trustee, the Registrar or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company, the Registrar and the Trustee, to protect the Company, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company. The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost, stolen or taken Notes.

         SECTION 2.9 OUTSTANDING NOTES. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

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                                                                            41


         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest, Additional Amounts, if any and Liquidated Damages, if any, on it cease to accrue.

         If on a Redemption Date or the Maturity Date the Paying Agent holds cash in Euros sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest, Additional Amounts, if any, and Liquidated Damages, if any, on such Notes cease to accrue.

         SECTION 2.10 TREASURY NOTES. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

         The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officers' Certificate listing Notes owned by the Company, a Subsidiary of the Company or an Affiliate of the Company.

         SECTION 2.11 TEMPORARY NOTES. Until permanent Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of a Company Order in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Company considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a Company Order pursuant to Section 2.2 permanent Definitive Notes in exchange for temporary Definitive Notes.

         SECTION 2.12 CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation; PROVIDED, HOWEVER, that the Trustee may, but shall not be required to, destroy such canceled Notes. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

         SECTION 2.13 DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest

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                                                                            42


payable on the defaulted interest, to the Holder thereof on a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. The Company shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "DEFAULT INTEREST PAYMENT DATE"), and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; PROVIDED, HOWEVER, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time on the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. At least 15 days before the subsequent special Record Date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         SECTION 2.14 CUSIP, ISIN AND COMMON CODE NUMBERS. The Company in issuing the Notes may use a "CUSIP", "ISIN" or "COMMON CODE" number, and if so, the Trustee shall use the CUSIP, ISIN and Common Code number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN and Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP, ISIN or Common Code number.

         SECTION 2.15 DEPOSIT OF MONEYS. Prior to 10:00 a.m. London time on the Business Day immediately preceding each interest payment date and Maturity Date, the Company shall have deposited with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Company by the Trustee) in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes then outstanding. Such payments shall be made by the Company in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The Company shall, prior to 10:00 a.m. London time on the second Business Day prior to the date on which the Principal Paying Agent receives payment, procure that the bank effecting payment for it confirms by tested telex or SWIFT MT100 message to the Principal Paying Agent that an irrevocable payment instruction has been given.

         SECTION 2.16 CERTAIN MATTERS RELATING TO GLOBAL NOTES. (a) Members of or participants in a Clearing Agency ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Agency or under the Global Note, and the Clearing Agency or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or impair, as

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                                                                            43


between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Euroclear and Clearstream Banking and their Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                                  ARTICLE III

                                  REDEMPTION

         SECTION 3.1 OPTIONAL REDEMPTION. The Company may redeem all or any portion of the Notes, upon the terms and at the redemption prices set forth in each of the Notes. Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of this Article III.

         SECTION 3.2 NOTICES TO TRUSTEE. If the Company elects to redeem Initial Notes pursuant to Paragraphs 8 or 9 of such Notes or Exchange Notes pursuant to Paragraphs 7 or 8 thereof, it shall notify the Trustee and the Principal Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 15 days prior to the giving of the notice contemplated by Section 3.4 (or such shorter period as the Trustee in its sole discretion shall determine). The Company shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed.

         SECTION 3.3 SELECTION OF NOTES TO BE REDEEMED. If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, and/or in compliance with the requirements of each Clearing Agency, or if such Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through a Clearing Agency or such Clearing Agency prescribes no method of selection, on a PRO RATA basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); PROVIDED, HOWEVER, that no Note of E 1,000 in aggregate principal amount or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

         SECTION 3.4 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall, so long as the Notes are in global form, publish in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER
WORT)) or in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. At the Company's

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                                                                            44


request made at least 45 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall deliver to the Trustee an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items. Each notice for redemption shall identify the Notes to be redeemed and shall state:

         (a)   the Redemption Date;

         (b) the Redemption Prices and the amount of accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to be paid (subject to the right of Holders of record on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date);

         (c)   the name and address of the Paying Agent;

         (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any;

         (e) that, unless the Company defaults in making the redemption payment, interest, Additional Amounts, if any, and Liquidated Damages, if any, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

         (f) (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest, Additional Amounts, if any, and Liquidated Damages, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

         (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

         (h) the paragraph of the Notes pursuant to which the Notes are to be redeemed; and

         (i) the CUSIP, ISIN or Common Code number, and that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

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                                                                            45


         SECTION 3.5 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

         SECTION 3.6  DEPOSIT OF REDEMPTION PRICE.  Prior to 10:00 a.m.
London time on the Business Day immediately preceding the Redemption Date, the Company shall deposit with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Company by the Trustee) cash in Euros sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, of all Notes to be redeemed on that date. The Paying Agent (including the Principal Paying Agent) shall promptly return to the Company any cash in Euros so deposited which is not required for that purpose upon the written request of the Company. The Company shall, prior to 10:00 a.m. London time on the second Business Day prior to the date on which the Principal Paying Agent receives payment, procure that the bank effecting payment for it confirms by tested telex or SWIFT MT100 message to the Principal Paying Agent that an irrevocable payment instruction has been given.

         If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, interest, Additional Amounts and Liquidated Damages on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest, Additional Amounts, if any, and Liquidated Damages, if any, shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1.

         SECTION 3.7 NOTES REDEEMED IN PART. Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; PROVIDED, HOWEVER, that each such Definitive Note shall be in a principal amount at maturity of E 1,000 or an integral multiple thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the

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                                                                            46


unredeemed portion of the Global Note surrendered; PROVIDED, HOWEVER, that each such Global Note shall be in a principal amount at maturity of E 1,000 or an integral multiple thereof.

                                  ARTICLE IV

                                  COVENANTS

         SECTION 4.1 PAYMENT OF NOTES. (a) The Company shall pay the principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes in the manner provided in such Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (including the Principal Paying Agent) holds prior to 10:00 a.m. London time on that date money deposited by the Company in immediately available funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

         (b) The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, and on any Liquidated Damages, from time to time on demand at the rate borne by the Notes plus 1.5% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under
Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 11.2. The Company hereby initially designates the office of CT Corporation System, located at 1633 Broadway, New York, New York, 10019, as its office or agency outside The Kingdom of Sweden as required under Section
2.3 hereof. If the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will appoint Deutsche Bank Luxembourg S.A., or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional paying and transfer agent. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

         SECTION 4.3 LIMITATION ON INDEBTEDNESS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company or a Restricted Subsidiary may Incur Indebtedness if on the date thereof:

         (1) the Consolidated Coverage Ratio for the Company for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is Incurred is at least 2.25 to 1.00; and

         (2) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof.

         (b) The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

         (1) The Incurrence under one or more Credit Facilities (including Credit Facilities constituting Acquired Debt) by the Company and any of its Restricted Subsidiaries of Indebtedness and letters of credit; PROVIDED that the aggregate principal amount outstanding at the time of Incurrence under all such Credit Facilities under this clause (b)(1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) does not exceed the Borrowing Base;

         (2) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or another Restricted Subsidiary; PROVIDED, HOWEVER, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (b) (x) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

         (3) Indebtedness represented by: (a) the Notes (including notes issued in exchange for the Notes pursuant to the Exchange Offer but excluding Additional Notes), (b) any Indebtedness (other than the Indebtedness described in clause (1) or (2)) outstanding on the Closing Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3), clause (4), Incurred as Additional Notes or Incurred pursuant to paragraph (a), above;

         (4) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur E 1.00 of additional Indebtedness pursuant to Section
         4.3(a), above, after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4);

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                                                                            48


         (5) Indebtedness under Currency Agreements, Interest Rate Agreements and Oil Commodities Contracts; PROVIDED, HOWEVER, that such Currency Agreements, Interest Rate Agreements and Oil Commodities Contracts (i) are entered into for BONA FIDE hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company), (ii) correspond at the time of Incurrence in terms of notional amount, duration, currencies and interest rates, as applicable, substantially to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business and (iii) do not increase Indebtedness of the Company or any Restricted Subsidiary outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, interest rates or prices of crude oil, other feedstocks and refined petroleum products, as the case may be;

         (6) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed E 20.0 million at any time outstanding;

         (7) Indebtedness Incurred in respect of workers' compensation claims and self-insurance obligations provided by the Company or a Restricted Subsidiary in the ordinary course of business;

         (8) Indebtedness Incurred in respect of performance, surety, appeal and similar bonds, bankers' acceptances, letters of credit or bills of exchange provided by the Company or a Restricted Subsidiary in the ordinary course of business and that do not secure other Indebtedness and that, when added to all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, does not exceed E 10.0 million;

         (9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, PROVIDED that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

         (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, PROVIDED, HOWEVER, that such Indebtedness is extinguished within five business days of Incurrence;

         (11) Indebtedness of the Company owing to Corral; PROVIDED, HOWEVER, that such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes pursuant to or on the same terms as the intercreditor

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                                                                            49


         arrangements existing on the Closing Date in respect of the existing Shareholder Loans, is without maturity, and carries no interest; and

         (12) Indebtedness of the Company in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (12) and then outstanding, will not exceed E 25.0 million.

         (c) The Company will not Incur any Indebtedness under Section 4.3(b), above, if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary will incur any Indebtedness if the proceeds thereof are used to refinance Indebtedness of the Company. The Company will not permit any Restricted Subsidiary to issue any Preferred Stock to any Person other than the Company or a Wholly-Owned Subsidiary of the Company.

         (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

         (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.3(b), above, the Company, in its sole discretion, will designate such item of Indebtedness on the date of Incurrence, and may, from time to time, redesignate such item of Indebtedness, and only be required to include the amount and type of such Indebtedness in one of such clauses; and

         (2) if Indebtedness is issued at a price less than the principal amount thereof, the amount of such Indebtedness for purposes of the above limitations shall equal the amount of the liability as determined in accordance with Swedish GAAP; accrual of interest, accrual of dividends, the accretion of accreted value and the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

         SECTION 4.4 LIMITATION ON RESTRICTED PAYMENTS (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

         (1) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment, mandatory repurchase or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or make any payment on the Shareholder Loans; or

         (2) make any Investment (other than a Permitted Investment) in any Person;

(any such purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment referred to in clauses (1) or (2) being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

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                                                                            50


                  (a) a Default shall have occurred and be continuing (or would result therefrom); or

                  (b) the Company is not able to incur an additional E 1.00 of Indebtedness pursuant to Section 4.3(a) hereof after giving effect to such Restricted Payment; or

                  (c) the aggregate amount of such Restricted Payment and all other Restricted Payments and Restricted Dividends and Distributions declared or made subsequent to the Closing Date would exceed the sum of:

                           (i) 50% of Consolidated Net Income during the period (treated as one accounting period) from the Closing Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which internal financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

                           (ii) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Closing Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

                           (iii) the amount by which Indebtedness of the Company (other than amounts under the Shareholder Loans) is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

                           (iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

                                    (A) repurchases or redemptions of such
                                    Restricted Investments by such Person,
                                    proceeds realized upon the sale of such
                                    Restricted Investment to unaffiliated
                                    purchasers, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company, or

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                                                                            51


                                    (B) the redesignation of Unrestricted
                                    Subsidiaries as Restricted Subsidiaries
                                    (valued in each case as provided in the
                                    definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount will be included under this clause
                                    (iv) to the extent it is already included in Consolidated Net Income; and

                           (v)      the sum of E 10.0 million.

         (b) The provisions of Section 4.4(a) will not prohibit:

         (1) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of, the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); PROVIDED, HOWEVER, that (i) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale will be excluded from clause (4)(c)(ii) of the preceding subsection (a);

         (2) any purchase or redemption of Subordinated Obligations of the Company (other than Shareholder Loans) made by exchange for, or out of the proceeds of, the substantially concurrent sale of, Subordinated Obligations of the Company that qualifies as Refinancing Indebtedness permitted to be incurred pursuant to clause (b)(3) of Section 4.3 hereof; PROVIDED, HOWEVER, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

         (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations (other than Shareholder Loans) from Net Available Cash to the extent permitted under Section 4.14 hereof; PROVIDED, HOWEVER, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

         (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision and Section 6.1(11) hereof; PROVIDED, HOWEVER, that such dividends will be included in subsequent calculations of the amount of Restricted Payments and Restricted Dividends and Distributions except that, with respect to a cash dividend of SEK1,000 million pursuant to the group contribution declared on February 20, 2001, such dividend will not be subject to the preceding 60-day requirement nor will it be included in subsequent calculations of the amount of Restricted Payments;

         (5) so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; PROVIDED that such redemptions or repurchases pursuant to this clause will not exceed E 2.5 million in the aggregate during any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years) and E 5.0 million in the aggregate for all such redemptions and repurchases; PROVIDED, HOWEVER, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

         (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof or withholding taxes paid thereon; PROVIDED, HOWEVER, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

         (7) so long as no Default or Event of Default has occurred and is continuing, the Permitted Preem Loan Payment; PROVIDED, HOWEVER, that the Permitted Preem Loan Payment will be excluded from subsequent calculations of the amount of Restricted Payments; and

         (8) so long as no Event of Default has occurred and is continuing, any non-cash payment recorded in the books of the Company as paid or payable to Corral or deemed for tax or accounting purposes to be paid or payable to Corral as a result of the group contribution (which effects a book-entry transfer to Corral recorded as a "group contribution") to effect consolidation of accounts for Swedish tax purposes, consistent with past practice between Corral and Preem, to the extent, but only to the extent, that Corral simultaneously makes a shareholder loan in the same amount to the Company on terms similar to those of the Shareholder Loans (including those in favor of the Trustee on behalf of the holders of Notes on the Closing Date); PROVIDED, HOWEVER, that such payment or deemed payment will be excluded in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) and in-kind Restricted Dividends and Distributions shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment and in-kind Restricted Dividends and Distributions shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment or Restricted Dividends and Distributions, the Company shall deliver to the Trustee an Officers' Certificate stating that such

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                                                                            53


Restricted Payment or Restricted Dividend or Distribution is permitted and setting forth the basis upon which the calculations required by Section 4.4 hereof were computed.

         SECTION 4.5  CORPORATE EXISTENCE.  Except as otherwise permitted by
Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory) of the Company and each of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, or the corporate, partnership, limited liability or other existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

         SECTION 4.6 PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Restricted Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

         SECTION 4.7 MAINTENANCE OF PROPERTIES AND INSURANCE. (a) The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries useful and necessary to the conduct of its business or the business of any of its Restricted Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this
Section 4.7 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Restricted Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

         (b) To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size.

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                                                                            54


         SECTION 4.8 LIMITATION ON SHAREHOLDER LOANS. Except as may be permitted by Section 4.4 hereof, neither the Company nor any Restricted Subsidiary will at any time repay any principal amount of the Shareholder Loans if, as a result thereof, the aggregate amount of such Shareholder Loans would be less than the sum of such Shareholder Loans on the Closing Date or any date thereafter, nor will the Company at any time amend any Shareholder Loan to provide for intercreditor arrangements any less favorable to the Trustee, on behalf of the Holders of the Notes than those existing on the Closing Date in respect of the existing Shareholder Loans (including with respect to maturity and payment of interest).

         SECTION 4.9 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders of the relevant jurisdiction in which they are incorporated and/or in which they carry on business, all political subdivisions thereof, and of any relevant governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

         SECTION 4.10 LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the date of this Indenture or thereafter acquired, securing any Indebtedness, unless contemporaneously therewith effective provision is made to secure the Indebtedness due under this Indenture and the Notes equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations of the Company) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured; PROVIDED that in no event may any portion of the obligations owed under any Shareholder Loan be secured.

         SECTION 4.11 WAIVER OF STAY; EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.12 LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction UNLESS:

         (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as determined in good faith by, and evidenced by a resolution of, the Board

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                                                                            55


         of Directors of the Company delivered to the Trustee) of the property subject to such transaction;

         (2) the Company or such Restricted Subsidiary with respect thereto could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to
         Section 4.3 hereof;

         (3) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Notes by Section 4.10 hereof; and

         (4) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions herein described in Section 4.14 hereof (including the provisions concerning the application of Net Available
         Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

         SECTION 4.13 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

         (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

         (2) make any loans or advances to the Company or any Restricted Subsidiary; or

         (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

         The preceding provisions will not prohibit:

                  (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date hereof (including, without limitation, pursuant hereto);

                  (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation thereof) and outstanding on such date;

                  (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c); PROVIDED, HOWEVER, that the

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                                                                            56


                  encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no more restrictive than those encumbrances and restrictions contained in such agreements referred to in clauses (a) and
                  (b), above;

                  (d) in the case of clause (3), above, any encumbrance or restriction:

                           (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

                           (ii) contained in mortgages, pledges or other security agreements securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; PROVIDED that such mortgage, pledge or other security agreement is permitted under this Indenture; or

                           (iii) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                  (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3), above, on the property so acquired;

                  (f) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; and

                  (g) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

         SECTION 4.14  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

         (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

         (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; and

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                                                                            57


         (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied, at the election of the Company, by the Company or such Restricted Subsidiary, as the case may be:

                           (i) FIRST, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Preferred Stock lacking rights to preferential treatment in the event of a bankruptcy, insolvency or reorganization) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

                           (ii) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, (A) to invest in Additional Assets or (B) to repay Indebtedness Incurred prior to such Asset Disposition and used to acquire Additional Assets in contemplation of such Asset Disposition within 360 days, in the case of either (A) or (B), above, from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

PROVIDED, HOWEVER, that, in no event will the Company make, or permit any of its Restricted Subsidiaries to make, any Asset Disposition of all or substantially all of the property or assets of Preem Raffinaderi AB or Skandinaviska Raffinaderi AB Scanraff (or all or substantially all of the Capital Stock of any of such Person), directly or indirectly (including through the sale of the Capital Stock of any Person which holds such assets), including, without limitation, any series of related Asset Dispositions that are part of a common plan, unless, if the Company or such Restricted Subsidiary chooses to invest in Additional Assets or repay Indebtedness pursuant to Section 4.14(a)(3)(ii) above, such Additional Assets are located primarily in Sweden or, if such Additional Assets are shares of Capital Stock of a Restricted Subsidiary, such Restricted Subsidiary must be based in, and its business must be conducted primarily in, Sweden.

         Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding Section 4.14(a)(3)(i) or Section 4.14(a)(3)(ii) will be deemed to constitute "Excess Proceeds." On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds
E 10.0 million, the Company will be required to make an offer ("Asset Sale Offer") to all Holders of Notes and to the extent required by the terms thereof, to all holders of other Indebtedness (other than Subordinated Obligations) outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum

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                                                                            58


principal amount of Notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase (and subject to the right of Holders of record on a Record Date to receive interest on the relevant interest payment date, Additional Amounts, if any, and Liquidated Damages, if any, in respect thereof), in accordance with the procedures set forth herein or the agreements governing the Pari Passu Notes, as applicable. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (or to repurchase Subordinated Obligations). If the aggregate principal amount of Notes surrendered by Holders thereof and holders of other Pari Passu Notes surrendered by holders or lenders thereof, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a PRO RATA basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Sale Offer.

         If the Asset Sale Purchase Date is on or after a Record Date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Asset Sale Offer Amount of Notes and Pari Passu Notes or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn. The Company will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the applicable Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. In

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                                                                            59


addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.

         For the purposes of this covenant, the following will be deemed to be cash:

         (1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations) of the Company or any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause 3(i), above); and

         (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

         Notwithstanding the foregoing, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Disposition without complying with clauses (2) and (3) of the first paragraph of this Section 4.14 if at least 75% of the consideration received by the Company and its Restricted Subsidiaries from such Asset Disposition constitutes Related Business Assets, cash and Cash Equivalents; PROVIDED that (i) any consideration constituting cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Disposition permitted to be consummated pursuant to this sentence shall constitute Net Available Cash subject to the provisions of this covenant, including, without limitation, clause (3) of the first paragraph hereof and (ii) if the Company or one of its Restricted Subsidiaries receives as such Related Business Assets equity interests in a Person, such Person shall constitute a Restricted Subsidiary of the Company; PROVIDED, FURTHER, HOWEVER, that, in no event will the Company make, or permit any of its Restricted Subsidiaries to make, any Asset Disposition of all or substantially all of the property or assets of Preem Raffinaderi AB or Skandinaviska Raffinaderi AB Scanraff (or all or substantially all of the Capital Stock of any of such Person), directly or indirectly (including through the sale of the Capital Stock of any Person which holds such assets), including, without limitation, any series of related Asset Dispositions that are part of a common plan, unless the Company or such Restricted Subsidiary receives as consideration therefor either (i) cash which is immediately invested in Additional Assets, (ii) Additional Assets or (iii) a combination thereof, which Additional Assets are located primarily in Sweden or, if such Additional Assets are shares of Capital Stock of a Restricted Subsidiary, such Restricted Subsidiary must be based in, and its business must be conducted primarily in, Sweden.

         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant hereto. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue thereof.

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                                                                            60


         For the avoidance of doubt, no obligation under a Shareholder Loan may be repaid with the Net Available Cash from any Asset Disposition under any circumstances.

         SECTION 4.15 LIMITATION ON AFFILIATE TRANSACTIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or a Restricted Subsidiary (an "Affiliate Transaction") unless:

         (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arms'-length dealings with a Person who is not such an Affiliate;

         (2) in the event such Affiliate Transaction involves an aggregate amount in excess of E 5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (1), above); and

         (3) in the event such Affiliate Transaction involves an aggregate amount in excess of E 10.0 million (or an amount in excess of E 5.0 million and a majority of the members of the Board of Directors of the Company has a personal interest in such transaction), the Company has received a written opinion from a major independent investment banking firm of internationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

         (b) The foregoing Section 4.15(a) will not apply to:

         (1) any Restricted Payment (other than Restricted Investments (excluding Shareholder Loans made pursuant to and in compliance with clause (b)(8) under Section 4.4 hereof)) permitted to be made pursuant to Section 4.4 hereof;

         (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries;

         (3) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries and permitted under Section 4.4 hereof;

         (4) any transaction between the Company and a Restricted
         Subsidiary or between Restricted Subsidiaries;

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                                                                            61


         (5) any issuance of Capital Stock (other than Disqualified Stock) of the Company;

         (6) any Existing Affiliate Agreements;

         (7) the Permitted Preem Loan Payment; and

         (8) arms'-length transactions by a Restricted Subsidiary entered into in the ordinary course of its business with a minority shareholder of a Restricted Subsidiary that is not a Permitted Holder or an Affiliate thereof.

         SECTION 4.16 LIMITATION ON SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of a Restricted Subsidiary's Voting Stock (other than, if necessary, shares of its Voting Stock constituting directors, qualifying shares) to any Person, except:

         (1) to the Company or a Restricted Subsidiary;

         (2) in compliance with Section 4.14 hereof and immediately after giving effect to such issuance or sale, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company in such Person (after giving effect to such issuance or sale) would have been permitted to be made under Section
         4.4 hereof as if made on the date of such issuance or sale; or

         (3) Voting Stock issued to existing shareholders of Restricted Subsidiaries that are not Wholly-Owned Subsidiaries; PROVIDED that such Voting Stock is issued PRO RATA on the basis of the number of shares held by such existing shareholders.

Notwithstanding the foregoing, the Company may sell all the Voting Stock of a Subsidiary as long as the Company is in compliance with the terms of Section
4.14 hereof.

         SECTION 4.17 SEC REPORTS. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for so long as any Notes are outstanding, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide the Trustee and the Holders of the Notes with, (i) all annual and quarterly financial information that would be required to be filed on a Form 20-F and 10-Q (or any successor forms) as if the Company were required to file such forms and, with respect to the annual financial information, a report thereon by the Company's certified independent accountants and (ii) all information that would be required to be contained in current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; PROVIDED, HOWEVER, that (A) quarterly financial information for the first and third fiscal quarters need not contain any reconciliation to generally accepted accounting principles in the United States but must be prepared in accordance with Swedish GAAP, (B) such quarterly information shall be furnished within 60 days of the end of the fiscal quarter of the Company and may be provided in a report on a Form 6-K, (C) such annual information shall be furnished within 120 days of the end of the fiscal year of the Company and (D) such information that would be required to be contained in a report of Form 8-K may be provided in a report on Form 6-K but must be submitted promptly. In

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                                                                            62


addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing). The Company will also furnish to the Holders of Notes and to prospective investors, upon the requests of such Holders and prospective investors, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act by Persons not "affiliates" under the Securities Act.

         SECTION 4.18 LIMITATION ON LINES OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business, except for any business other than a Related Business, that, if aggregated together in one legal entity with all other such businesses that are not Related Businesses, would not cause such entity to constitute or become a Significant Subsidiary.

         SECTION 4.19 CHANGE OF CONTROL. If a Change of Control occurs, each Holder of a Note will have the right to require the Company to repurchase all or any part (equal to E 1,000, or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, on the relevant interest payment date).

         Within 30 days following any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each Holder of Notes with a copy to the Trustee (and such notice shall (i) so long as the Notes are in global form, be published in a leading newspaper having general circulation in New York City (which is expected to be THE WALL STREET JOURNAL), (ii) if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, be published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) and
(iii) in the case of Definitive Notes, in addition to such publication, be mailed by first-class mail to each Holder's registered address) stating:

         (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase (subject to the right of Holders of record on a Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, on the relevant interest payment date) (the "Change of Control Payment");

         (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) ("Change of Control Payment Date");

         (3) the circumstances and relevant facts regarding such Change of Control; and

         (4) the procedures determined by the Company, consistent with this Indenture, that a Holder of Notes must follow in order to have its Notes repurchased.

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                                                                            63


         On the Change of Control Payment Date, the Company will, to the extent lawful:

         (1) accept for payment all Notes or portions thereof (equal to E 1,000 or an integral multiple thereof) properly tendered pursuant to the Change of Control Offer;

         (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

         (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

         The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of E 1,000 or an integral multiple thereof.

         If the Change of Control Payment Date is on or after an interest Record Date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

         The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant, including any securities laws of The Kingdom of Sweden and Luxembourg and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the Notes are listed. To the extent that the provisions of any securities laws or regulations conflict with provisions hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described herein by virtue thereof.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.19 applicable to a Change of Control Offer made by the Company and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

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                                                                            64


         SECTION 4.20 ADDITIONAL AMOUNTS. At least 10 days prior to the first date on which payment of principal, premium, if any, or interest on the Notes is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.20, the Company will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent whether such payment of principal, premium, if any, or interest on the Notes (whether or not in the form of Definitive Notes) shall be made to the Holders without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "TAXES") imposed or levied by or on behalf of the United States, The United Kingdom of Sweden or any jurisdiction in which the Company or any Successor Company is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each, a "RELEVANT TAXING JURISDICTION"), unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required on any payments made by the Company with respect to the Notes, including payments of principal, redemption price, Liquidated Damages, interest or premium, the Company will pay to the Trustee or the Paying Agent such additional amounts pursuant to paragraph 3 of the Initial Notes and paragraph 2 of the Exchange Notes, as applicable (the "ADDITIONAL AMOUNTS") and, if paid to a Paying Agent other than the Trustee, shall provide the Trustee with documentation evidencing the payment of such Additional Amounts. Copies of such documentation shall be made available to the Holders upon request. The Company shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.20.

         SECTION 4.21 PAYMENT OF NON-INCOME TAXES AND SIMILAR CHARGES. The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside The Kingdom of Sweden, the United States of America or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

         SECTION 4.22 COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT. (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such

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                                                                            65


covenant contained in this Indenture and no Default occurred during such year and at the date of such certificate there is no Default which has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. Upon becoming aware of, and as of such time that the Company should reasonably have become aware of, a Default, the Company also shall deliver to the Trustee, within 30 days thereafter, written notice of any events which would constitute a Default, their status and what action the Company is taking or proposes to take in respect thereof.

         The annual financial statements delivered pursuant to Section 4.17 shall include, so long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, a written report of the Company's independent accountants (who shall be a firm of established international reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles IV, V or VI of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         SECTION 4.23 IMPAIRMENT OF SECURITY INTEREST. Neither the Company nor any of its Subsidiaries will take or omit to take any action which action or omission would have the result of adversely affecting or impairing the security interest in favor of the Trustee, on behalf of the Holders of the Notes, with respect to the Collateral, and neither the Company nor any of its Subsidiaries shall grant to any Person or suffer any Person (other than the Company) to have (other than the Trustee on behalf of the Holders of the Notes) any interest whatsoever in the Collateral other than Liens permitted by the Security Documents. Neither the Company nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant hereto, to the Notes and to the Security Documents.

         SECTION 4.24 SECURITY INTEREST. The Company will, and will cause each of its Restricted Subsidiaries to, undertake to deliver or cause to be delivered to the Trustee from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Trustee including as the Trustee shall deem necessary or advisable to perfect or maintain the security interest in the Collateral for the benefit of the Trustee on behalf of the Holders of the Notes until any such Collateral is released in accordance with the terms hereof.

         SECTION 4.25 LIMITATIONS ON THE ISSUER AND PREEM. Notwithstanding anything herein to the contrary, including Section 4.3 hereof, (i) for so long as any Shareholder Loan from Corral is outstanding, the Company shall at all times remain a majority-owned Subsidiary of Corral and (ii) the Company shall not Incur any Indebtedness other than Additional Notes, other

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                                                                            66


public Indebtedness of a maturity not less than five years, unsecured Indebtedness pursuant to a Credit Facility or Shareholder Loans. If the Company at any time sells, transfers or otherwise disposes of 50% or more of the Voting Stock of Preem, then the Company will be required to make a Change of Control Offer to each Holder of a Note and otherwise to comply with all the provisions set forth in Section 4.19 hereof as if such sale, transfer or disposition was a Change of Control.

         SECTION 4.26 LIMITATION ON INVESTMENT COMPANY ACTIVITIES. The Company will not, and will not permit any of its Restricted Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to become subject to regulation under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"). For purposes of establishing the Company's compliance with this Section 4.26, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

                                   ARTICLE V

                             SUCCESSOR CORPORATION

         SECTION 5.1 CONSOLIDATION, MERGER, AND SALE OF ASSETS. If the Company consolidates with or merges with or into, or conveys, transfers or leases all or substantially all its assets to, any Person, at any time and in any circumstance when the conditions set forth in Sections 6.1(3)(a) through 6.1(3)(f) are not satisfied, then such transaction shall consti tute an Event
of Default.

         SECTION 5.2 SUCCESSOR CORPORATION SUBSTITUTED. If any such consolidation, merger, assignment, conveyance, lease, transfer or other disposition is consummated without causing an Event of Default, then the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.

                                  ARTICLE VI

                             DEFAULT AND REMEDIES

         SECTION 6.1 EVENTS OF DEFAULT. Whenever used herein with respect to the Notes, "EVENT OF DEFAULT" means any one of the following events which shall have occurred and be continuing:

         (1) a default in any payment of interest or Additional Amounts, if any, or Liquidated Damages, if any, on any Note under this Indenture when due, continued for 30 days;

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                                                                            67


         (2) a default in the payment of principal of or premium, if any, on any Note under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

         (3) any consolidation of the Company with, or merger of the Company with or into, or any conveyance, transfer or lease by the Company of all or substantially all of its assets to any Person, UNLESS:

                  (a) the resulting, surviving or transferee Person (the "Successor Company") is a corporation, partnership, trust or limited liability company organized and existing under the laws of the Kingdom of Sweden, any member of the European Union as of the date of this Indenture or any state of the United States of America or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

                  (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no other Default or Event of Default shall have occurred and be continuing;

                  (c) immediately after giving effect to such transaction, the Successor Company is able to Incur at least an additional
                  E 1.00 of Indebtedness pursuant to Section 4.3(a) hereof;

                  (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

                  (e) the Company has delivered to the Trustee opinions of tax counsel reasonably acceptable to it stating that (A) any payment of principal, Redemption Price or purchase price of, interest, premium, if any, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes by the Successor Company to a holder of Notes (or beneficial owner, if not a holder) after the consolidation, merger, conveyance, transfer or lease of assets will be exempt from the Taxes and (B) no other taxes on income (including taxable capital gains) will be payable under the laws of the Relevant Taxing Jurisdiction by a Holder (or beneficial owner, if not a Holder) who is not and is not deemed to be a resident of the Relevant Taxing Jurisdiction and does not carry on a trade in the Relevant Taxing Jurisdiction through a branch, agency or permanent establishment to which the Notes of that holder are attributable (or, as the case may be, does not carry on any business activities through a branch, agency or permanent establishment in such Relevant Taxing Jurisdiction) in respect of the acquisition, ownership or disposition of Notes,

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                  including the receipt of principal, interest, premium, if any,
                  Additional Amounts, if any, or Liquidated Damages, if any, pursuant to such Notes; and

                  (f) immediately after giving effect to such transaction, the Successor Company has Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction.

            For purposes of this clause (3), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to a Person other than a Restricted Subsidiary, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company; PROVIDED that, if any such sale, lease, conveyance, assignment, transfer or other disposition is made from a Wholly-Owned Subsidiary or a Restricted Subsidiary to a Restricted Subsidiary that is not a Wholly-Owned Subsidiary, (i) such Restricted Subsidiary shall not be subject to any encumbrances or restrictions described in the first paragraph of Section 4.13 hereof, (ii) the Company shall have first received a written opinion from a major independent investment banking firm of internationally recognized standing that such sale, lease, conveyance, assignment, transfer or other disposition is fair to the Company from a financial point of view, and (iii) such sale, lease, conveyance, assignment, transfer or other disposition to such Restricted Subsidiary shall not be deemed to be a transaction subject to clauses (3)(a) through (3)(f) above.

            Notwithstanding the foregoing clause (3)(c), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and
            (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

         (4) failure by the Company to comply for 30 days after receiving notice by the Trustee or the Holders of 25% or more of the aggregate principal amount of the Notes with any of its obligations under Article IV hereof (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2), above);

         (5) the failure by the Company to comply for 60 days after receiving notice by the Trustee or Holders of 25% or more of the aggregate principal amount of the Notes with its other agreements contained in this Indenture;

         (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default:

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                                                                            69


                  (a) is caused by a failure to pay principal of or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

                  (b) results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates E 10.0 million or more;

         (7) (A) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestration or similar official of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (B) the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestration or similar official of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors; or

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                                                                            70


         (8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary to pay final judgments aggregating in excess of E 15.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing); which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision");

         (9) any of the Security Documents ceases to be in full force and effect (other than in accordance with their respective terms or the terms hereof) or any of the Security Documents ceases to give the Trustee the Liens purported to be created thereby or any Security Document is declared null or void;

         (10) a default under the Preem Pledged Loan; or

         (11) the declaration or payment by the Company or any Restricted Subsidiary of any dividend or the making of any distribution on or in respect of its Capital Stock, either in cash or other property (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

                  (a) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, PROVIDED that such dividends or distributions are not convertible into Indebtedness; and

                  (b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and, if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a PRO RATA basis);

         or the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for its Capital Stock (other than Disqualified Stock));

         at any time and in any circumstance when any such dividend, distribution purchase, redemption, retirement or other acquisition for value (together, "Restricted Dividends and Distributions") would not be permitted under Section 4.4 hereof if each such Restricted Dividend and Distribution constituted a Restricted Payment.

         SECTION 6.2 ACCELERATION. If an Event of Default (other than an Event of Default described in clause (7) of Section 6.1 hereof) occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, accrued and unpaid interest, Additional Amounts and Liquidated Damages will be due and payable immediately. In the event

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of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.1 hereof has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, interest, Additional Amounts or Liquidated Damages on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) of
Section 6.1 hereof occurs and is continuing, the principal of, premium, if any, accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Notes.

         SECTION 6.3 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         SECTION 6.4 THE TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto.

         SECTION 6.5 RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

         SECTION 6.6 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes.

         SECTION 6.7 WAIVER OF PAST DEFAULTS. Subject to Sections 6.10 and 9.2, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.1, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults (except with respect to nonpayment of principal, premium, interest and other monetary obligations on the Notes) and rescind and

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                                                                              72

annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest and other monetary obligations on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and
(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Such waiver shall not excuse a continuing Event of Default in the payment of interest, premium, if any, principal, Additional Amounts, if any, or Liquidated Damages, if any, on such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders has consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

         SECTION 6.8 CONTROL BY MAJORITY. Subject to Section 2.10, the Holders of not less than a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder of Notes, or that would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.9 LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, when due, no Holder of Notes may pursue any remedy with respect to this Indenture or the Notes UNLESS:

         (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

         (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

         (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

         (5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

         SECTION 6.10 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture (including, without limitation, Section
8.9 hereof), the right of any

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                                                                              73

Holder to receive payment of principal of, premium, if any, interest, Additional Amounts, if any and Liquidated Damages, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.11 COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of principal, premium, if any, interest, Additional Amounts, if any or Liquidated Damages, if any, specified in clause (1) or clause (2) of
Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

         SECTION 6.12 TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property or other obligor on the Notes, its creditors and its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         SECTION 6.13 PRIORITIES. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

         First: to the Trustee, the Agents and their agents and attorneys for amounts due under Section 7.7, including payment of all compensation, fees, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest, Additional Amounts, if any and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on

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                                                                              74

         the Notes for principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, respectively; and

         Third: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13; PROVIDED that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this
Section 6.13.

         SECTION 6.14 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

         SECTION 6.15 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section
6.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 6.10, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

         SECTION 6.16 COMPLIANCE CERTIFICATE; NOTICES OF DEFAULT. If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of such Holders of Notes.

                                   ARTICLE VII

                                     TRUSTEE

         SECTION 7.1 DUTIES OF TRUSTEE. (a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of

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                                                                              75

Notes, unless they shall have offered to the Trustee reasonable security and indemnity against any loss, liability or expense.

         (b) Except during the continuance of an Event of Default actually known to the Trustee:

         (1) The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

         (2) In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them pursuant to Section
         11.4 furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) This paragraph does not limit the effect of subsection (b) of this
         Section 7.1.

         (2) Neither the Trustee nor Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.8.

         (d) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

         (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections
(a), (b), (c) and (d) of this Section 7.1.

         (f) Neither the Trustee nor the Agents shall be liable for interest on any money received by it except as the Trustee and any Agent may agree in writing with the Company. Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

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                                                                              76

         (g) Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and, upon qualification of this Indenture under the TIA, the TIA.

         SECTION 7.2 RIGHTS OF TRUSTEE.  Subject to Section 7.1:

         (a) The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee or its Agent, as the case may be, in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document and if the Trustee or its Agent as the case may be, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee's Corporate Trust and Agency Services office has actual knowledge thereof or unless written notice thereof is received by the Trustee, attention: Corporate Trust and Agency Services and such notice references the Notes generally, the Company or this Indenture;

         (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate or Company Order and any resolution of the Board of Directors of the Company, as the case may be, may be sufficiently evidenced by a Board Resolution;

         (c) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Sections 11.4 and 11.5. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (d) The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

         (e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (f) The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

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         (g) Subject to Section 9.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

         SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not the Trustee or an Agent. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.4 TRUSTEE'S DISCLAIMER. The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness or adequacy of this Indenture, the Security Documents, the Collateral, the offering materials related to the Notes or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Agent and it shall not be responsible for any statement or recital herein of the Company, or any document issued in connection with the sale of Notes, the Security Documents or the Collateral or any statement in the Notes other than the Trustee's certificate of authentication.

         SECTION 7.5 NOTICE OF DEFAULT. If an Event of Default occurs and is continuing and a Trust Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Holder, as their names and addresses appear on the list of Holders described in Section 2.5, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on any Note, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the date required for payment pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

         SECTION 7.6 REPORT BY TRUSTEE TO HOLDERS. This Section 7.6 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.6 were not contained herein.

         Within 60 days after each April 10 beginning with April 10, 2002, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that

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complies with TIA Section 313(a). The Trustee also shall comply with TIA
Sections 313(b), 313(c) and 313(d).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

         The Company shall promptly notify the Trustee if subsequent to the date hereof the Notes become listed on any securities exchange or of any delisting thereof.

         SECTION 7.7 COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee and Agents from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and Agent's upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee's or any Agent's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's and Agents' accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.4 hereof.

         The Company agrees to pay the fees and expenses of the Trustee's legal counsel, White & Case LLP, no later than the Closing Date in connection with its review, preparation and delivery of this Indenture and related documentation.

         The Company shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee's and Agents' officers, directors, employees and agents) for, and hold them harmless against, any and all loss, damage, claim, expense or liability including taxes (other than taxes based on the income of the Trustee) incurred by the Trustee or an Agent without negligence, willful misconduct or bad faith on its part in connection with acceptance of administration of this trust and performance of its duties under this Indenture and the Security Documents, including the reasonable expenses and attorneys' fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Company promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Company's expense. The Trustee or such Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

         To secure the Company's payment obligations in this Section 7.7, the Trustee and the Agents shall have a senior Lien prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or premium, if any, Additional Amounts, if any, Liquidated Damages, if

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any, or interest on particular Notes and except for the Collateral subject to the Security Documents.

         When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (7) of Section 6.1, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.7 and any claim arising hereunder shall survive the termination of this Indenture and the Security Documents, the resignation or removal of any Trustee or Agent, the discharge of the Company's obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

         SECTION 7.8 REPLACEMENT OF TRUSTEE. The Trustee and any Agent may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. A resignation or removal of the Trustee or any Agent and appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the successor Trustee's acceptance of appointment as provided in this section. The Company may remove the Trustee if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting with respect to its duties hereunder.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may, with the Company's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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         If the Trustee after written request by any Holder who has been a
Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee and the Company shall pay to any replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

         SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 7.10 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under the TIA and shall have a combined capital and surplus of at least 50,000,000 and have its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority within the United States of America, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         The Trustee under this Indenture shall always satisfy the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 7.11 DISQUALIFICATION; CONFLICTING INTERESTS. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

         SECTION 7.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

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                                  ARTICLE VIII

                     SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 8.1 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

         SECTION 8.2 LEGAL DEFEASANCE AND DISCHARGE. Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes and the Notes shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their other obligations under such Notes and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on such Notes when such payments are due or on the Redemption Date solely out of the trust created pursuant to this Indenture; (b) the Company's obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) this Article VIII and the obligations set forth in Section 8.6 hereof.

         Subject to compliance with this Article VIII, the Company may exercise its option under Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.

         SECTION 8.3 COVENANT DEFEASANCE. Upon the Company's exercise under
Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from any obligations under the covenants contained in Sections 4.3, 4.4, 4.8, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.23, 4.24,
4.25 and 4.26 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, (i) with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or

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indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the Notes may not be accelerated because of an Event of Default specified in clause (3) (but only if such Event of Default is triggered solely by a failure to comply with the conditions set forth in clauses (c) and (f) thereof), (4) (insofar as it relates to Sections 4.3, 4.4, 4.8, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17,
4.18, 4.23, 4.24, 4.25 and 4.26 hereof), (6), (7) (with respect to a
Significant Subsidiary), (8) or (11) of Section 6.1 hereof.

         SECTION 8.4 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. The following shall be the conditions to the application of either Section 8.2 or
Section 8.3 to the outstanding Notes:

         (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in Euro in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

         (2) in the case of legal defeasance, the Company shall have delivered to the Trustee (x) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable United States federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred and (y) an Opinion of Counsel in The Kingdom of Sweden reasonably acceptable to the Trustee to the effect that (A) Holders will not recognize income, gain or loss for Swedish income tax purposes as a result of the such legal defeasance and will be subject to Swedish income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred and (B) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of The Kingdom of Sweden or any political subdivision thereof or therein having the power to tax;

         (3) in the case of covenant defeasance, the Company shall have delivered to the Trustee (x) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (y) an Opinion of Counsel in The Kingdom of Sweden reasonably acceptable to the Trustee to the effect that (A) Holders will not recognize income, gain or loss for Swedish income tax purposes as a result of such covenant defeasance and will be subject to Swedish income tax on the same amounts, in the same manner and at the same

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                                                                              83

         times as would have been the case if such covenant defeasance had not occurred and (B) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of The Kingdom of Sweden or any political subdivision thereof or therein having the power to tax;

         (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date or deposit;

         (5) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

         (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

         (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with;

         (8) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (subject to customary exceptions) to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness, including, without limitation, those arising under this Indenture and (B) after the 181st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable Swedish or United States federal or state law and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders; and

         (9) certain other customary conditions precedent are satisfied.

         Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii), above, with respect to a legal defeasance need not be delivered if all such Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

         SECTION 8.5 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for

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                                                                              84

cancellation or (ii) (A) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, to the date of maturity or redemption, (B) no Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound,
(C) the Company has paid, or caused to be paid, all sums payable by it under this Indenture, and (D) the Company has delivered irrevocable instructions to the Trustee under this Indenture to give the notice of redemption and apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         SECTION 8.6 SURVIVAL OF CERTAIN OBLIGATIONS. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in
Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11,
2.12, 2.13, 2.14, 4.1, 4.2, 4.5, 4.21, 6.10, Article VII and Article VIII
shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Articles VII and VIII shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

         SECTION 8.7 ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE. Subject to
Section 8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Company's obligations under this Indenture except for those surviving obligations specified in this Article VIII.

         SECTION 8.8 APPLICATION OF TRUST MONEYS. All cash in Euros deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon for principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to
Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

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                                                                              85

         SECTION 8.9 REPAYMENT TO THE COMPANY; UNCLAIMED MONEY. The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Order any cash held by them at any time that are not required for the payment of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes for which cash has been deposited pursuant to Section 8.4 or 8.5.

         Any money held by the Trustee or any Paying Agent under this Article, in trust for the payment of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, has become due and payable shall be paid to the Company upon Company Order or if then held by the Company shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company give notice to the Holders or cause to be published notice once, in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) or in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)), that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

         Claims against the Company for the payment of principal or interest, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes will become void unless presentment for payment is made (where so required in the Indenture) within, in the case of principal, Additional Amounts, if any, or Liquidated Damages, if any, a period of ten years, or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor.

         SECTION 8.10 REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any cash in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash in accordance with Section 8.2, 8.3, 8.4 or 8.5; PROVIDED, HOWEVER, that if the Company has made any payment of interest on, premium, if any, principal, Additional Amounts, if any, and Liquidated Damages, if any, of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                                                              86

                                    ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.1 WITHOUT CONSENT OF HOLDERS OF NOTES. Notwithstanding
Section 9.2 hereof, the Company, the Trustee and the Principal Paying Agent together may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note to:

         (1) cure any ambiguity, omission, defect or inconsistency;

         (2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under and pursuant to this Indenture;

         (3) provide for uncertificated Notes in addition to or in place of certificated Notes (PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

         (4) add Guarantees with respect to the Notes;

         (5) grant additional security for the Notes;

         (6) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

         (7) make any change that does not adversely affect the rights of any Holder of Notes under this Indenture;

         (8) evidence and provide for the acceptance and appointment under this Indenture by the successor trustee; or

         (8) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

         Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

         SECTION 9.2 WITH CONSENT OF HOLDERS OF NOTES. The Company and the Trustee may amend or supplement this Indenture, the Notes, any Security Document or any amended or supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.7 and 6.10, any existing Default

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                                                                              87

or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

         (1) reduce the amount of Notes whose Holders must consent to an amendment;

         (2) reduce the stated rate of or extend the stated time for payment of interest on any such Note;

         (3) reduce the principal of or extend the Stated Maturity of any such Note;

         (4) reduce the premium payable upon the redemption or repurchase of any such Note or change the time at which any such Note may be redeemed or repurchased as described under paragraph 8 of the Initial Notes or paragraph 7 of the Exchange Notes, Section 4.14 or Section 4.19 hereof or any similar provision;

         (5) make any such Note payable in money other than that stated in such Note;

         (6) impair the right of any Holder of such Note to receive payment of principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

         (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

         (8) make any change in the provisions of this Indenture described under
         Section 4.20 hereof that adversely affects the rights of any Holder of the Notes or amends the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Company agrees to pay Additional Amounts, if any, in respect thereof; or

         (9) directly or indirectly release the Pledges except as permitted by the Security Documents.

         Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee's own rights, duties or immunities hereunder or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

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                                                                              88

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

         SECTION 9.3 COMPLIANCE WITH TIA. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 9.4 REVOCATION AND EFFECT OF CONSENTS. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

         The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to
Section 2.5 or (ii) such other date as the Company shall designate.

         SECTION 9.5 NOTATION ON OR EXCHANGE OF NOTES. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this
Article IX; PROVIDED, HOWEVER, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and

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                                                                              89

binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall not be an expense of the Trustee.

                                    ARTICLE X

                                    SECURITY

         SECTION 10.1 SECURITY. In order to secure the due and punctual payment of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, call for redemption or otherwise, and interest on the overdue principal, interest and Additional Amounts, if any (to the extent permitted by law), of the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereof or thereof, the Company will make an assignment and pledge of its right, title and interest in and to the Collateral to the Trustee pursuant to the Security Documents and to the extent therein provided, no later than the date of the first issuance of the Notes hereunder. At the time the Security Documents are executed, the Company will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, transfer and confirm, absolutely, the property constituting the Collateral in the manner and form done, or intended to be done, in the Security Documents, free and clear of all Liens whatsoever, and (a) will for so long as any Notes are outstanding, warrant and defend the title to the same against the claims of all Persons whatsoever, (b) will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may require or request and (c) will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee (acting on behalf of the Holders of the Notes) the security interest in the Collateral contemplated hereby and by the Security Documents, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take any and all actions required to cause the Security Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral with respect to the Notes, in favor of the Trustee (acting on behalf of the Holders of the Notes) for the benefit of the Holders of such Notes, superior to and prior to the rights of all third Persons and subject to no other Liens. The Security Documents create such a Lien on the property constituting the Collateral.

         SECTION 10.2 RECORDING AND OPINIONS. The Company will cause, at its own expense, the Security Documents, this Indenture and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, refiled and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens created by the Security Documents on all parts of the Collateral and to effectuate and preserve the security of the Holders and all rights of the Trustee.

         The Company shall furnish to the Trustee: (a) simultaneously with the execution and delivery of this Indenture, an Opinion of Counsel either (I) stating that, in the opinion of such counsel, this Indenture and the assignment and pledge of the Collateral intended to be made by

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                                                                              90

the Security Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed, and all action has been taken in respect thereof, to the extent necessary to make effective the Lien intended to be created by the Security Documents, and reciting with respect to the security interests in the Collateral the details of such action, and stating that, as to the Security Documents, such recordings, registering and filings necessary to give notice thereof are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registering or refilings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or (II) stating that, in the opinion of such counsel, no such action is necessary to make such Lien and assignment and pledge effective; and (b) within 30 days after April 10 in each year beginning with April 10, 2002, an Opinion of Counsel, dated as of such date, either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, reregistering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting, with respect to the security interests of the Collateral, the details of such action or referring to prior Opinions of Counsel in which details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment and pledge.

         SECTION 10.3 RELEASE OF COLLATERAL. (a) Subject to subsections (b),
(c) and (d) of this Section 10.3, Collateral may be released from the Lien and security interest created by the Security Documents only in accordance with the provisions of the Security Documents.

         (b) Except to the extent that any Lien on proceeds of Collateral is automatically released by operation of law, no Collateral shall be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents, other than pursuant to the terms thereof, unless there shall have been delivered to the Trustee the certificate required by Section 10.3(d) and Section 10.4.

         (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Security Documents, and no release of Collateral in contravention of this Section 10.3(c) shall be effective as against the Holders of Notes, except for disbursement to the Trustee on behalf of the Holders of the Notes.

         (d) The release of any Collateral from the Liens and security interests created by the Security Documents shall not be deemed to impair the security under the Security Documents in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or, subject to complying with the requirements of this Section 10.3, and Section 10.4 pursuant to the terms of the Security Documents. To the extent applicable, the Company shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien and security interest of the Security Documents to be complied with. Any certificate or

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                                                                              91

opinion required by Section 314(d) of the TIA may be made by an Officer of the Company except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

         SECTION 10.4 CERTIFICATES OF THE COMPANY. The Company shall furnish to the Trustee, prior to any proposed release of the Collateral other than pursuant to the express terms of the Security Documents, (i) all documents required by Section 314(d) of the TIA and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by
Section 314(d) of the TIA. The Trustee may, to the extent permitted by Sections 7.1 and 7.2, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

         SECTION 10.5 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE.
(a) Subject to the provisions of Sections 7.1 and 7.2 hereof, the Trustee upon the written direction of the Holders of majority in principal amount of the Notes then outstanding may, on behalf of the Holders of such Notes, take all actions as so directed in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and to maintain suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or governmental enactment, rule, or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under the Security Documents or be prejudicial to the interest of the Trustee).

         (b) The Trustee shall have the power and is hereby authorized to enter into the Security Documents for itself and on behalf of the Holders and to make certain agreements, covenants and representations on behalf of the Holders.

         (c) All enforcement rights of the Holders under this Indenture which may be exercised by the Trustee on behalf of the Holders shall from and after the time of issuance of the Notes be held by the Trustee on behalf of the Holders as express INTER VIVOS trust for the benefit of the Holders from time to time.

         SECTION 10.6 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS. The Trustee is authorized to receive any funds and assets for the benefit of the Holders of Notes disbursed under the Security Documents and to make further distributions of such funds and assets to the Holders of Notes according to the provisions of this Indenture.

         SECTION 10.7 TERMINATION OF SECURITY INTEREST. Upon the earliest to occur of (i) the payment in full of all obligations of the Company under this Indenture and the Notes, (ii) Legal Defeasance pursuant to Section 8.2 hereof, (iii)Covenant Defeasance pursuant to Section 8.3 hereof and (iv) satisfaction and discharge pursuant to Section 8.5 hereof, the Trustee shall, at

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                                                                              92

the written request of the Company, release the Liens pursuant to the Security Documents upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

         The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

         The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

                                    ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1 TIA CONTROLS. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of
Section 3.18(c) of the TIA, the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that can be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

         SECTION 11.2 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

     if to the Company:

         Attention:  Mr. Richard Ohman
         Preem Holdings AB (Publ)
         Biblioteksgaten 29
         P.O. Box 5785
         SE-114 87 Stockholm
         Sweden
         Telecopier:  +46-8-614-1314

         with a copy to:

         Attention:  Mr. J. Stephen Hatfield
         Akin, Gump, Strauss, Hauer & Feld
         One Angel Court
         London EC2R 7HJ
         England
         Telecopier:  +44-207-726-9610
     if to the Trustee:

         Attention to:  Ms. Carol Ng
         Corporate Trust and Agency Services
         Bankers Trust Company, as Trustee, Registrar or Paying Agent Four Albany Street
         New York, New York 10006
         Telecopier:  +1-212-250-0933
         Telephone:  +1-212-250-6147

         with a copy to:

         Attention to:  Mr. Dan Chipko
         Bankers Trust Company, as Trustee, Registrar or Paying Agent Four Albany Street
         New York, New York 10006
         Telecopier:  +1-212-250-0933
         Telephone:  +1-212-250-6519

     if to the Principal Paying Agent:

         Attention to: Corporate Trust and Agency Services (CPF-Administration) Deutsche Bank AG London as Principal Paying Agent and Transfer Agent Winchester House
         1 Great Winchester Street
         London EC2N 2DB
         England
         Telecopier: +44-207-547-3665

         Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address and a Notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means at such Person's address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

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                                                                              94

         Notices regarding the Notes will be published in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) or, in the case of Definitive Notes, in addition to such publication, mailed to Holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar. Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

         SECTION 11.3 COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of
Section 312(c) of the TIA.

         SECTION 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee or an Agent to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

         (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or such Agent (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

         In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

         Any certificate of an Officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 11.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

         SECTION 11.6 RULES BY TRUSTEE, PAYING AGENT (INCLUDING PRINCIPAL PAYING AGENT), REGISTRAR. The Trustee, Paying Agent (including the Principal Paying Agent) or Registrar may make reasonable rules for its functions.

         SECTION 11.7 LEGAL HOLIDAYS. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

         SECTION 11.8 GOVERNING LAW. THIS INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 11.9 SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Indenture or any of the transactions contemplated hereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation (the "AUTHORIZED AGENT"), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its

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                                                                              96

Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Company arising out of or based on this Indenture or the transactions contemplated hereby may also be instituted in any competent court in The Kingdom of Sweden and the Company expressly accepts the jurisdiction of any such court in any such action. The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby. The provisions of this Section 11.9 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Company or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

         SECTION 11.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 11.11 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS OR STOCKHOLDERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes. The Security Documents or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         SECTION 11.12 CURRENCY INDEMNITY. The Euro is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than euro (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note or the Trustee in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the Euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Euro amount is less than the Euro amount expressed to be due to the recipient under any Note or the Trustee, the Company will indemnify them against any loss sustained by them as a result. In any event, the Company will indemnify the recipient against the cost of making any such purchase. For the purposes of this
Section 11.12, it will be sufficient for the Holder of a Note or the Trustee to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of euro on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder of a Note or the Trustee and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or the Trustee.

         SECTION 11.13 SUCCESSORS. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 11.14 COUNTERPART ORIGINALS. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

         SECTION 11.15 SEVERABILITY. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 11.16 TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

                             PREEM HOLDINGS AB (PUBL)

                             By:    /s/ Karim Karaman
                                 -----------------------------
                             Name:    Karim Karaman
                             Title:   President

                             By:    /s/ Richard Ohman
                                 -----------------------------
                             Name:    Richard Ohman
                             Title:   Director



                             BANKERS TRUST COMPANY, as Trustee,
                             Registrar and Paying Agent

                             By:    /s/ Wanda Camacho
                                 -----------------------------
                             Name:    Wanda Camacho
                             Title:   Vice President

                             DEUTSCHE BANK AG LONDON, as Principal
                             Paying Agent and Transfer Agent

                             By:    /s/ C.A. Morris
                                 -----------------------------
                             Name:    C.A. Morris
                             Title:   Vice President

                             By:    /s/ A. McCormack
                                 -----------------------------
                             Name:    A. McCormack
                             Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                TO THE INDENTURE

                  [FORM OF FACE OF INITIAL GLOBAL NOTE]

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

                  THIS SECURITY OF PREEM HOLDINGS AB (PUBL) (THE "ISSUER") HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE BY THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (A) THROUGH (E) TO REQUIRE THE TRANSFER CERTIFICATIONS REQUIRED PURSUANT TO THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                            PREEM HOLDINGS AB (PUBL)

                      10-5/8% Senior Secured Note due 2011

                                                       Common Code No.: ________

                                                              ISIN No.: ________

[If Regulation S Security - CINS Number _________]

No.____                                   EURO____________

                  PREEM HOLDINGS AB (PUBL), a company organized under the laws of The Kingdom of Sweden (the "Company", which term includes any successor corporation), for value received promises to pay _____ or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on March 31, 2011.

                  Interest Payment Dates: March 31 and September 31, commencing September 31, 2001

                  Record Dates: March 15 and September 15

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                              PREEM HOLDINGS AB (PUBL)




                                              By: _________________________
                                              Name:
                                              Title:




                                              By: __________________________
                                              Name:
                                              Title:




This is one of the Notes referred to
in the within-mentioned Indenture:

BANKERS TRUST COMPANY, as Trustee,





By:      _____________________
Name:
Title:



Dated:

                                [FORM OF REVERSE]

                            PREEM HOLDINGS AB (PUBL)

                      10-5/8% Senior Secured Note due 2011

                  1. INTEREST. PREEM HOLDINGS AB (PUBL), a company organized under the laws of The Kingdom of Sweden (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will accrue at 10-5/8% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each March 31 and September 30, or if any such day is not a Business Day, on the next succeeding Business Day, commencing September 30, 2001, to the Holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global
Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 10, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, and on any Liquidated Damages, from time to time on demand at the rate borne by the Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

                  2. LIQUIDATED DAMAGES. Pursuant to a Registration Rights Agreement between the Company and the Initial Purchasers on behalf of Holders of the Initial Notes, the Company has agreed to use its reasonable best efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 10-5/8% Senior Secured Notes due 2011 (the "Exchange Notes"), which have then been registered under the Securities Act, in like principal amount and having substantially identical terms in all material respects as the Initial Notes. The Holders shall be entitled to receive payment of additional interest ("Liquidated Damages") in the event such exchange offer is not consummated and in certain other events, subject, in each case, to certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Liquidated Damages which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provisions of the Registration Rights Agreement relating to such Liquidated Damages are incorporated herein by reference and made a part hereof as if set forth herein in full. The Company shall provide written notice to the Trustee of the accrual and amount of Liquidated Damages, if any, not less than ten (10) Business Days prior to each interest payment date. Absent such notice, the Trustee shall be conclusively entitled to presume that no Liquidated Damages have accrued and are owing.

                  3. ADDITIONAL AMOUNTS. All payments made by the Company on the Notes (whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United States, The Kingdom of Sweden or any jurisdiction in which the Company or any Successor Company (as defined in the Indenture) is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required on any payments made by the Company with respect to the Notes, including payments of principal, Redemption Price, Liquidated Damages, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no Additional Amounts will be payable with respect to:

         (1) any Taxes that would not have been imposed but for the Holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

         (2) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of the Note to comply with a request of the Company addressed to the Holder to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

         (3) except in the case of the winding up of the Company, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Company's actions presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes not been so presented);

         (4) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

         (5) any Note where withholding taxes or any other deductions are imposed on a payment to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

         (6) any Note presented for payment by or on behalf of a holder of the Notes who would have been able to avoid such withholding taxes or any other deductions by presenting the relevant Note to another Paying Agent in a member state of the European Union.

         Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (4) inclusive, above.

         Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

                  4. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in Euros. Immediately available funds for the payment of the principal of (and premium, if any), interest, Additional Amounts, if any, and Liquidated Damages, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

                  5. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company will act as Paying Agent and Registrar and Deutsche Bank AG London will act as Principal Paying Agent. In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof (so long as the Notes are Global Notes) published in a leading newspaper having general circulation in New York City (which is expected to be THE WALL STREET JOURNAL) and (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) and (in the case of Definitive Notes), in addition to such publication, mailed by first-class mail to each Holder's registered address. The Company may change any Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

                  6. INDENTURE. The Company issued the Notes under an Indenture, dated as of April 10, 2001 (the "Indenture"), among the Company, Bankers Trust Company (the "Trustee") and Deutsche Bank AG London, as Principal Paying Agent and transfer agent. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Company designated as its 10-5/8% Senior Secured Notes due 2011 (the "Initial Notes"). The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA "), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.

Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company. The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Initial Notes that will be issued on the Closing Date (as defined in the Indenture) will not exceed EURO 250,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  7. RANKING AND SECURITY. The Notes will be general obligations of the Company and will rank senior in right of payment to all existing and future indebtedness of the Company that is, by its terms or by the terms of the agreement or instrument governing such indebtedness, expressly subordinated in right of payment to the Notes and PARI PASSU in right of payment with all existing and future senior indebtedness of the Company. In addition, the Notes are secured by the Collateral pursuant to the terms of the Security Documents (as such terms are defined in the Indenture).

                  8. OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole or in part, on and after March 31, 2006 upon not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any (each, a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 31 of each of the years indicated below:

          YEAR                                             NOTES
          ----                                             -----

          2006.....................................        105.313%
          2007.....................................        103.542%
          2008.....................................        101.771%
          2009 and thereafter......................         100.00%

                  In addition, at any time prior to March 31, 2004, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds (as defined in the Indenture) of one or more Public Equity Offerings (as defined in the Indenture) at a redemption price of 110-5/8% of the principal amount thereof, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any (each, a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date); PROVIDED that (i) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption and (ii) the redemption occurs within 90 days after the closing of such Public Equity Offering.

                  9. SPECIAL TAX REDEMPTION. The Company, at its option, may redeem, in whole, but not in part, the Notes at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of Notes (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any (a "Redemption Price"), to the date fixed by the Company for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the Closing Date, or (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, the Company is, or on the next interest payment date would be, required to pay Additional Amounts on the Notes, and the Company determines that such payment obligation cannot be avoided by the Company's taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of a tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Notes.

                  10. NOTICE OF REDEMPTION. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be, (i) so long as the Notes are in global form, by publishing in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) and (ii) in the case of Definitive Notes, in addition to such publication, by mailing first-class mail to each Holder's registered address. Notes in denominations of EURO 1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to EURO 1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than EURO 1,000.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, Additional Amounts, if any, or Liquidated Damages, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

                  11. CHANGE OF CONTROL OFFER. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part (equal to EURO 1,000 in principal amount and integral multiples thereof) of the Notes on the Change of Control Payment

Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  12. LIMITATION ON DISPOSITION OF ASSETS. On the 361st day after an Asset Disposition, the aggregate amount of Excess Proceeds from Asset Dispositions exceeds EURO 10.0 million, the Company will be required to make an offer (and "Asset Sale Offer") to all Holders of Notes and to the extent required by the terms thereof, to all holders of other Indebtedness (other than Subordinated Obligations) outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase (and subject to the right of Holders of record on a Record Date to receive interest on the relevant interest payment date, Additional Amounts, if any, and Liquidated Damages, if any, in respect thereof). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, subject to applicable law, the Trustee shall select the Notes to be redeemed in accordance with the Indenture; PROVIDED, HOWEVER, that no Notes of EURO 1,000 or less shall be purchased in part. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

                  13. DENOMINATIONS; FORM. The Global Notes are in registered global form, without coupons, in denominations of EURO 1,000 and integral multiples of EURO 1,000.

                  14. PERSONS DEEMED OWNERS. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

                  15. UNCLAIMED FUNDS. If funds for the payment of principal, interest, premium, Additional Amounts or Liquidated Damages remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

                  16. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

                  17. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

                  18. RESTRICTIVE COVENANTS. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to, incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase its Capital Stock or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  19. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

                  20. DEFAULTS AND REMEDIES. If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, Additional Amounts, if any, and Liquidated Damages, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

                  21. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  22. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  23. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

                  24. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

                  25. CUSIP, ISIN AND COMMON CODE NUMBERS. The Company will cause CUSIP, ISIN and Common Code numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  26. GOVERNING LAW. THE INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount at maturity of this Note shall be EURO ____. The following decreases/increases in the principal amount at maturity of this Note have been made:

                                            Total Principal
                                            Amount at              Notation
              Decrease in    Increase in    Maturity               Made by
Date of       Principal      Principal      Following such         or on
Decrease/     Amount at      Amount at      Decrease/              Behalf of
Increase      Maturity       Maturity       Increase               Trustee
-----------   -----------    -----------    ---------------        ---------

-----------   -----------    -----------    -----------            -----------

-----------   -----------    -----------    -----------            -----------

-----------   -----------    -----------    -----------            -----------

-----------   -----------    -----------    -----------            -----------

-----------   -----------    -----------    -----------            -----------

-----------   -----------    -----------    -----------            -----------


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.14 [  ] Section 4.19 [  ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, state the amount: EURO

Date:_____________



Your Signature:________________
(Sign exactly as your name appears on the other side of this Note)



Signature Guarantee:  _____________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B
                                                                TO THE INDENTURE

                    [FORM OF FACE OF INITIAL DEFINITIVE NOTE]

                  THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

                  THIS SECURITY OF PREEM HOLDINGS AB (PUBL) (THE "ISSUER") HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE BY THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (A) THROUGH (E) TO REQUIRE THE TRANSFER CERTIFICATIONS REQUIRED PURSUANT TO THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                            PREEM HOLDINGS AB (PUBL)

                      10-5/8% Senior Secured Note due 2011


                                                       Common Code No.: ________
                                                              ISIN No.: ________
[If Regulation S Security - CINS Number _________]

No.____                         EURO ____________

                  PREEM HOLDINGS AB (PUBL), a company organized under the laws of The Kingdom of Sweden (the "Company", which term includes any successor corporation), for value received promises to pay ________ or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on March 31, 2011.

                  Interest Payment Dates: March 31 and September 30, commencing September 30, 2001

                  Record Dates: March 15 and September 15

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.



                                          PREEM HOLDINGS AB (PUBL)




                                          By:  _________________________
                                          Name:
                                          Title:




                                          By:  _________________________
                                          Name:
                                          Title:




This is one of the Notes referred to
in the within-mentioned Indenture:

BANKERS TRUST COMPANY, as Trustee,



By:      _________________________
Name:
Title:

Dated:

                                [FORM OF REVERSE]



                            PREEM HOLDINGS AB (PUBL)

                      10-5/8% Senior Secured Note due 2011

                  1. INTEREST. PREEM HOLDINGS AB (PUBL), a company organized under the laws of The Kingdom of Sweden (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will accrue at 10-5/8% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each March 31 and September 30, or if any such day is not a Business Day, on the next succeeding Business Day, commencing September 30, 2001, to the Holder hereof. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 10, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, and on any Liquidated Damages, from time to time on demand at the rate borne by the Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

                  2. LIQUIDATED DAMAGES. Pursuant to a Registration Rights Agreement between the Company and the Initial Purchasers on behalf of Holders of the Initial Notes, the Company has agreed to use its reasonable best efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 10-5/8% Senior Secured Notes due 2011 (the "Exchange Notes"), which have then been registered under the Securities Act, in like principal amount and having substantially identical terms in all material respects as the Initial Notes. The Holders shall be entitled to receive payment of additional interest ("Liquidated Damages") in the event such exchange offer is not consummated and in certain other events, subject, in each case, to certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Liquidated Damages which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provisions of the Registration Rights Agreement relating to such Liquidated Damages are incorporated herein by reference and made a part hereof as if set forth herein in full. The Company shall provide written notice to the Trustee of the accrual and amount of Liquidated Damages, if any, not less than ten (10) Business Days prior to each interest payment date. Absent such notice, the Trustee shall be conclusively entitled to presume that no Liquidated Damages have accrued and are owing.

                  3. ADDITIONAL AMOUNTS. All payments made by the Company on the Notes (whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United States,

The Kingdom of Sweden or any jurisdiction in which the Company or any Successor Company (as defined in the Indenture) is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required on any payments made by the Company with respect to the Notes, including payments of principal, Redemption Price, Liquidated Damages, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no Additional Amounts will be payable with respect to:

         (1) any Taxes that would not have been imposed but for the Holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

         (2) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of the Note to comply with a request of the Company addressed to the Holder to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

         (3) except in the case of the winding up of the Company, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Company's actions presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes not been so presented);

         (4) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

         (5) any Note where withholding taxes or any other deductions are imposed on a payment to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

         (6) any Note presented for payment by or on behalf of a holder of the Notes who would have been able to avoid such withholding taxes or any other deductions by presenting the relevant Note to another Paying Agent in a member state of the European Union.

                  Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (4) inclusive, above.

                  Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

                  4. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in Euros. The Company may make payments in respect of this Definitive Note of premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, by mailing a check to the registered address of each Holder thereof; provided, however, that such payments in excess of EURO 100,000 to any payee or group of related payees will be made, at the option of the Holder hereof, by wire transfer of same day funds to the Paying Agent, who in turn will wire such funds to the Holder hereof or to such other Person as the Holder hereof may in writing to the Paying Agent direct if, but only if, the Paying Agent has received written wire transfer instructions at least 15 days prior to the date of any such payment.

                  5. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company will act as Paying Agent and Registrar and Deutsche Bank AG London will act as Principal Paying Agent. In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof (so long as the Notes are Global Notes) published in a leading newspaper having general circulation in New York City (which is expected to be THE WALL STREET JOURNAL) and (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) and (in the case of Definitive Notes), in addition to such publication, mailed by first-class mail to each Holder's registered address. The Company may change any Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

                  6. INDENTURE. The Company issued the Notes under an Indenture, dated as of April 10, 2001 (the "Indenture"), among the Company, Bankers Trust Company (the "Trustee") and Deutsche Bank AG London, as Principal Paying Agent and transfer agent. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Company designated as its 10-5/8% Senior Secured Notes due 2011 (the "Initial Notes"). The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA "), as in effect on the date of the Indenture until such time as the Indenture is qualified under the

TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company. The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Initial Notes that will be issued on the Closing Date (as defined in the Indenture) will not exceed EURO 250,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  7. RANKING AND SECURITY. The Notes will be general obligations of the Company and will rank senior in right of payment to all future indebtedness of the Company that is, by its terms or by the terms of the agreement or instrument governing such indebtedness, expressly subordinated in right of payment to the Notes and PARI PASSU in right of payment with all existing and future senior indebtedness of the Company. In addition, the Notes are secured by the Collateral pursuant to the terms of the Security Documents (as such terms are defined in the Indenture).

                  8. OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole or in part, on and after March 31, 2006 upon not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any (each, a "Redemption Price"), to the applicable date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 31 of each of the years indicated below:

       YEAR                                                NOTES

       2006........................................        105.313%
       2007........................................        103.542%
       2008........................................        101.771%
       2009 and thereafter.........................         100.00%


                  In addition, at any time prior to March 31, 2004, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds (as defined in the Indenture) of one or more Public Equity Offerings (as defined in the Indenture) at a redemption price of 110-5/8% of the principal amount thereof, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any (each, a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date); PROVIDED that (i) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption and (ii) the redemption occurs within 90 days after the closing of such Public Equity Offering.

                  9. SPECIAL TAX REDEMPTION. The Company, at its option, may redeem, in whole, but not in part, the Notes at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of Notes (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any (a "Redemption Price"), to the date fixed by the Company for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the Closing Date, or (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, the Company is, or on the next interest payment date would be, required to pay Additional Amounts on the Notes, and the Company determines that such payment obligation cannot be avoided by the Company's taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of a tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Notes.

                  10. NOTICE OF REDEMPTION. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date, or Tax Redemptions Date, as the case may be, (i) so long as the Notes are in global form, by publishing in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) and (ii) in the case of Definitive Notes, in addition to such publication, by mailing first-class mail to each Holder's registered address. Notes in denominations of EURO 1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to EURO 1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than EURO 1,000.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, Additional Amounts, if any, or Liquidated Damages, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

                  11. CHANGE OF CONTROL OFFER. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part (equal to EURO 1,000 in principal amount and integral multiples thereof) of the Notes on the Change of Control Payment

Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  12. LIMITATION ON DISPOSITION OF ASSETS. On the 361st day after an Asset Disposition, the aggregate amount of Excess Proceeds from Asset Dispositions exceeds EURO 10.0 million, the Company will be required to make an offer (and "Asset Sale Offer") to all Holders of Notes and to the extent required by the terms thereof, to all holders of other Indebtedness (other than Subordinated Obligations) outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase (and subject to the right of Holders of record on a Record Date to receive interest on the relevant interest payment date, Additional Amounts, if any, and Liquidated Damages, if any, in respect thereof). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, subject to applicable law, the Trustee shall select the Notes to be redeemed in accordance with the Indenture; PROVIDED, HOWEVER, that no Notes of EURO 1,000 or less shall be purchased in part. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

                  13. DENOMINATIONS; FORM. The Definitive Notes are in bearer form, without coupons, in denominations of EURO 1,000 and integral multiples of EURO 1,000.

                  14. PERSONS DEEMED OWNERS. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

                  15. UNCLAIMED FUNDS. If funds for the payment of principal, interest, premium, Additional Amounts or Liquidated Damages remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

                  16. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

                  17. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

                  18. RESTRICTIVE COVENANTS. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to, incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase its Capital Stock or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  19. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

                  20. DEFAULTS AND REMEDIES. If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, Additional Amounts, if any, and Liquidated Damages, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

                  21. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  22. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  23. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

                  24. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

                  25. CUSIP, ISIN AND COMMON CODE NUMBERS. The Company will cause CUSIP, ISIN and Common Code numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  26. GOVERNING LAW. THE INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

           -----------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to



          (Print or type assignee's name, address and zip code)

          (Insert assignee's social security or tax I.D. No.)



and irrevocably appoint                                 agent to transfer
this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------

Date:                Your Signature:
      -------------                  ----------------------


--------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.14 [      ] Section 4.19 [        ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, state the amount: EURO

Date:
     -------------

Your Signature:
               -------------------
(Sign exactly as your name appears on the other side of this Note)



Signature Guarantee:
                    ---------------------------------------
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C
                                                                TO THE INDENTURE

                      [FORM OF FACE OF EXCHANGE GLOBAL NOTE]

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE
                             HEREINAFTER REFERRED TO.


                            PREEM HOLDINGS AB (PUBL)

                      10-5'/8% Senior Secured Note due 2011

                                                       Common Code No.: ________

                                                              ISIN No.: ________

No.____                  EURO____________



                  PREEM HOLDINGS AB (PUBL), a company organized under the laws of The Kingdom of Sweden (the "Company", which term includes any successor corporation), for value received promises to pay to ________ or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on March 31, 2011.

                  Interest payment dates: March 31 and September 30, commencing September 30, 2001

                  Record Dates:  March 15 and September 15

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                                 PREEM HOLDINGS AB (PUBL)




                                                 By:
                                                     ----------------------
                                                 Name:
                                                 Title:




                                                 By:
                                                     ----------------------
                                                 Name:
                                                 Title:


This is one of the Notes referred to in the within-mentioned Indenture:

BANKERS TRUST COMPANY, as Trustee,



By:
     ------------------------
Name:
Title:

Dated:

                                [Form of REVERSE]

                            PREEM HOLDINGS AB (PUBL)

                      10-5/8% Senior Secured Note due 2011

                  1. INTEREST. PREEM HOLDINGS AB (PUBL), a company organized under the laws of The Kingdom of Sweden (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will accrue at 10-5/8% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each March 31 and September 30, or if any such day is not a Business Day, on the next succeeding Business Day, commencing September 30, 2001, to the Holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global
Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 10, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal, overdue installments of interest (without regard to any applicable grace periods) and any Additional Amounts from time to time on demand at the rate borne by the Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

                  2. ADDITIONAL AMOUNTS. All payments made by the Company on the Notes (whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United States, The Kingdom of Sweden or any jurisdiction in which the Company or any Successor Company (as defined in the Indenture) is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required on any payments made by the Company with respect to the Notes, including payments of principal, Redemption Price, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no Additional Amounts will be payable with respect to:

         (1) any Taxes that would not have been imposed but for the Holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

         (2) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of the Note to comply with a request of the Company addressed to the Holder to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

         (3) except in the case of the winding up of the Company, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Company's actions presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes not been so presented);

         (4) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period); or

         (5) any Note where withholding taxes or any other deductions are imposed on a payment to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

         (6) any Note presented for payment by or on behalf of a holder of the Notes who would have been able to avoid such withholding taxes or any other deductions by presenting the relevant Note to another Paying Agent in a member state of the European Union.

                  Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (4) inclusive, above.

                  Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

                  3. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in Euros. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

                  4. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company will act as Paying Agent and Registrar and Deutsche Bank AG London will act as Principal Paying Agent. In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof (so long as the Notes are Global Notes) published in a leading newspaper having general circulation in New York City (which is expected to be THE WALL STREET JOURNAL) and (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) and (in the case of Definitive Notes), in addition to such publication, mailed by first-class mail to each Holder's registered address. The Company may change any Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

                  5. INDENTURE. The Company issued the Notes under an Indenture, dated as of April 10, 2001 (the "Indenture"), among the Company, Bankers Trust Company (the "Trustee") and Deutsche Bank AG London, as Principal Paying Agent and transfer agent. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 10-5/8% Senior Secured Notes due 2011. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA "), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company. The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Initial Notes that will be issued on the Closing Date (as defined in the Indenture) will not exceed EURO 250,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  6. RANKING AND SECURITY. The Notes will be general obligations of the Company and will rank senior in right of payment to all existing and future indebtedness of the Company that is, by its terms or by the terms of the agreement or instrument governing such indebtedness, expressly subordinated in right of payment to the Notes and PARI PASSU in right of payment with all existing and future senior indebtedness of the Company. In addition, the Notes are secured by the Collateral pursuant to the terms of the Security Documents (as such terms are defined in the Indenture).

                  7. OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole or in part, on and after March 31, 2006 upon not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, and Additional
Amounts, if any (each, a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record on the relevant Record Date to receive interest, and Additional Amounts, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 31 of each of the years indicated below:

                 YEAR                                     NOTES
                 ----                                     -----
                 2006................................    105.313%
                 2007................................    103.542%
                 2008................................    101.771%
                 2009 and thereafter.................     100.00%

                  In addition, at any time prior to March 31, 2004, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds (as defined in the Indenture) of one or more Public Equity Offerings (as defined in the Indenture) at a redemption price of 110-5/8% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Amounts, if any (each, a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, due on the relevant interest payment date); PROVIDED that (i) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption and (ii) the redemption occurs within 90 days after the closing of such Public Equity Offering.

                  8. SPECIAL TAX REDEMPTION. The Company, at its option, may redeem, in whole, but not in part, the Notes at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of Notes (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (a "Redemption Price"), to the date fixed by the Company for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the Closing Date, or (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, the Company is, or on the next interest payment date would be, required to pay Additional Amounts on the Notes, and the Company determines that such payment obligation cannot be avoided by the Company's taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of a tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Notes.

                  9. NOTICE OF REDEMPTION. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be, (i) so long as the Notes are in global form, by publishing in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) and (ii) in the case of Definitive Notes, in addition to such publication, by mailing first-class mail to each Holder's registered address. Notes in denominations of EURO 1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to EURO 1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than EURO 1,000.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest or Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

                  10. CHANGE OF CONTROL OFFER. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part (equal to EURO 1,000 in principal amount and integral multiples thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, and Additional Amounts, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  11. LIMITATION ON DISPOSITION OF ASSETS. On the 361st day after an Asset Disposition, the aggregate amount of Excess Proceeds from Asset Dispositions exceeds EURO 10.0 million, the Company will be required to make an offer (and "Asset Sale Offer") to all Holders of Notes and to the extent required by the terms thereof, to all holders of other Indebtedness (other than Subordinated Obligations) outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (and subject to the right of Holders of record on a Record Date to receive interest on the relevant interest payment date and Additional Amounts, if any, in respect thereof). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, subject to applicable law, the Trustee shall select the Notes to be redeemed in accordance with the Indenture; PROVIDED, HOWEVER, that no Notes of EURO 1,000 or less shall be purchased in part. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

                  12. DENOMINATIONS; FORM. The Global Notes are in registered global form, without coupons, in denominations of EURO 1,000 and integral multiples of EURO 1,000.

                  13. PERSONS DEEMED OWNERS. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

                  14. UNCLAIMED FUNDS. If funds for the payment of principal, interest, premium, or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

                  15. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

                  16. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

                  17. RESTRICTIVE COVENANTS. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to, incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase Capital Stock or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  18. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

                  19. DEFAULTS AND REMEDIES. If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing
Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

                  20. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  21. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  22. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

                  23. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

                  24. CUSIP, ISIN AND COMMON CODE NUMBERS. The Company will cause CUSIP, ISIN and Common Code numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  25. GOVERNING LAW. THE INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount at maturity of this Note shall be EURO _____. The following decreases/increases in the principal amount at maturity of this Note have been made:

                                                 Total Principal
                                                 Amount at          Notation
               Decrease in      Increase in      Maturity           Made by
Date of        Principal        Principal        Following such     or on
Decrease/      Amount at        Amount at        Decrease/          Behalf of
Increase       Maturity         Maturity         Increase           Trustee
-----------    -----------      -----------      -----------        -----------

-----------    -----------      -----------      -----------        -----------
-----------    -----------      -----------      -----------        -----------
-----------    -----------      -----------      -----------        -----------
-----------    -----------      -----------      -----------        -----------
-----------    -----------      -----------      -----------        -----------
-----------    -----------      -----------      -----------        -----------
-----------    -----------      -----------      -----------        -----------
-----------    -----------      -----------      -----------        -----------
-----------    -----------      -----------      -----------        -----------
-----------    -----------      -----------      -----------        -----------
-----------    -----------      -----------      -----------        -----------
-----------    -----------      -----------      -----------        -----------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.14 [      ] Section 4.19 [        ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, state the amount: EURO

Date:_____________

Your Signature:________________
(Sign exactly as your name appears on the other side of this Note)



Signature Guarantee:  _____________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT D
                                                                TO THE INDENTURE

                   [FORM OF FACE OF EXCHANGE DEFINITIVE NOTE]



             THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE
                       INDENTURE HEREINAFTER REFERRED TO.

                            PREEM HOLDINGS AB (PUBL)

                         10-5/8% Senior Secured due 2011

                                                       Common Code No.: ________
                                                              ISIN No.: ________


No.____                  Euro____________

                  PREEM HOLDINGS AB (PUBL), a company organized under the laws of The Kingdom of Sweden (the "Company", which term includes any successor corporation), for value received promises to pay to ________ or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on April __, 2011.

                  Interest payment dates: March 31 and September 30, commencing September 30, 2001

                  Record Dates:  March 15 and September 15

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.



                                            PREEM HOLDINGS AB (PUBL)



                                            By:
                                               ------------------------
                                            Name:
                                            Title:




                                            By:
                                               -----------------------
                                            Name:
                                            Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

BANKERS TRUST COMPANY, as Trustee,



By:
     --------------------------
Name:
Title:

Dated:

                                [Form of REVERSE]

                            PREEM HOLDINGS AB (PUBL)

                      10-5/8% Senior Secured Note due 2011

                  1. INTEREST. PREEM HOLDINGS AB (PUBL), a company organized under the laws of The Kingdom of Sweden (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will accrue at 10-5/8% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each March 31 and September 30, or if any such day is not a Business Day on the next succeeding Business Day, commencing September 30, 2001, to the Holder hereof. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 10, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), and on any Additional Amounts, from time to time on demand at the rate borne by the Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

                  2. ADDITIONAL AMOUNTS. All payments made by the Company on the Notes (whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United States, The Kingdom of Sweden or any jurisdiction in which the Company or any Successor Company (as defined in the Indenture) is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required on any payments made by the Company with respect to the Notes, including payments of principal, Redemption Price, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no Additional Amounts will be payable with respect to:

         (1) any Taxes that would not have been imposed but for the Holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

         (2) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of the Note to comply with a request of the Company addressed to the Holder to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

         (3) except in the case of the winding up of the Company, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Company's actions presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes not been so presented);

         (4) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period); or

         (5) any Note where withholding taxes or any other deductions are imposed on a payment to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

         (6) any Note presented for payment by or on behalf of a holder of the Notes who would have been able to avoid such withholding taxes or any other deductions by presenting the relevant Note to another Paying Agent in a member state of the European Union.

                  Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (4) inclusive, above.

                  Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

                  3. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in Euros. The Company may make payments in respect of this Definitive Note of premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, by mailing a check to the registered address of each Holder thereof; provided, however, that such payments in excess of E100,000 to any payee or group of related payees will be made, at the option of the Holder hereof, by wire transfer of same day funds to the Paying Agent, who in turn will wire such funds to the Holder hereof or to such other Person as the Holder hereof may in writing to the Paying Agent direct if, but only if, the Paying Agent has received written wire transfer instructions at least 15 days prior to the date of any such payment.

                  4. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company will act as Paying Agent and Registrar and Deutsche Bank AG London will act as Principal Paying Agent. In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof (so long as the Notes are Global Notes) published in a leading newspaper having general circulation in New York City (which is expected to be THE WALL STREET JOURNAL) and (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) and (in the case of Definitive Notes), in addition to such publication, mailed by first-class mail to each Holder's registered address. The Company may change any Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

                  5. INDENTURE. The Company issued the Notes under a Indenture, dated as of April 10, 2001 (the "Indenture"), among the Company, Bankers Trust Company (the "Trustee") and Deutsche Bank AG London, as Principal Paying Agent and transfer agent. This Note is one of a duly authorized issue of Exchange Notes (as defined in the Indenture) of the Company designated as its 10-5/8% Senior Secured Notes due 2011. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA "), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company. The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Initial Notes that will be issued on the Closing Date (as defined in the Indenture) will not exceed E250,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  6. RANKING AND SECURITY. The Notes will be general obligations of the Company and will rank senior in right of payment to all existing and future indebtedness of the Company that is, by its terms or by the terms of the agreement or instrument governing such indebtedness, expressly subordinated in right of payment to the Notes and PARI PASSU in right of payment with all existing and future senior indebtedness of the Company. In addition, the Notes are secured by the Collateral pursuant to the terms of the Security Documents (as such terms are defined in the Indenture).

                  7. OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole or in part, on and after March 31, 2006 upon not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, and Additional Amounts, if any (each, a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date")

(subject to the right of Holders of record on the relevant Record Date to receive interest, and Additional Amounts, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 31 of each of the years indicated below:

     YEAR                                                                  NOTES
     ----                                                                  -----

     2006 .......................................................       105.313%
     2007 .......................................................       103.542%
     2008 .......................................................       101.771%
     2009 and thereafter ........................................        100.00%


                  In addition, at any time prior to March 31, 2004, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds (as defined in the Indenture) of one or more Public Equity Offerings (as defined in the Indenture) at a redemption price of 10-5/8% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Amounts, if any (each, a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, due on the relevant interest payment date); PROVIDED that (i) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption and (ii) the redemption occurs within 90 days after the closing of such Public Equity Offering.

                  8. SPECIAL TAX REDEMPTION. The Company, at its option, may redeem, in whole, but not in part, the Notes at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of Notes (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (a "Redemption Price"), to the date fixed by the Company for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the Closing Date, or (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, the Company is, or on the next interest payment date would be, required to pay Additional Amounts on the Notes, and the Company determines that such payment obligation cannot be avoided by the Company's taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of a tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Notes.

                  9. NOTICE OF REDEMPTION. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be, (i) so long as the Notes are in global form, by publishing in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) and (ii) in the case of Definitive Notes, in addition to such publication, by mailing first-class mail to each Holder's registered address. Notes in denominations of E1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to E1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than E1,000.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest or Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

                  10. CHANGE OF CONTROL OFFER. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part (equal to E1,000 in principal amount and integral multiples thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, and Additional Amounts, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  11. LIMITATION ON DISPOSITION OF ASSETS. On the 361st day after an Asset Disposition, the aggregate amount of Excess Proceeds from Asset Dispositions exceeds E10.0 million, the Company will be required to make an offer (and "Asset Sale Offer") to all Holders of Notes and to the extent required by the terms thereof, to all holders of other Indebtedness (other than Subordinated Obligations) outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (and subject to the right of Holders of record on a Record Date to receive interest on the relevant interest payment date and Additional Amounts, if any, in respect thereof). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, subject to applicable law, the Trustee shall select the Notes to be redeemed in accordance with the Indenture; PROVIDED, HOWEVER, that no Notes of E1,000 or less shall be purchased in part. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

                  12. DENOMINATIONS; FORM. The Definitive Notes are in bearer form, without coupons, in denominations of E1,000 and integral multiples of E1,000.

                  13. PERSONS DEEMED OWNERS. The Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

                  14. UNCLAIMED FUNDS. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

                  15. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

                  16. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

                  17. RESTRICTIVE COVENANTS. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to, incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase Capital Stock or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  18. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

                  19. DEFAULTS AND REMEDIES. If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

                  20. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  21. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  22. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

                  23. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

                  24. CUSIP, ISIN AND COMMON CODE NUMBERS. The Company will cause CUSIP, ISIN and Common Code numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  25. GOVERNING LAW. THE INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         -----------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to



          (Print or type assignee's name, address and zip code)

          (Insert assignee's social security or tax I.D. No.)



and irrevocably appoint                   agent to transfer this Note on the
books of the Company. The agent may substitute another to act for him.



-----------------------------------------------------------

Date: _____________  Your Signature: ______________________

-----------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.14 [      ] Section 4.19 [        ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, state the amount: EURO

Date:_____________

Your Signature:________________
(Sign exactly as your name appears on the other side of this Note)



Signature Guarantee:  _____________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT E
                                                                TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
(Transfers pursuant to Section 2.7(b) of the Indenture)



Preem Holdings AB (Publ)
c/o Bankers Trust Company
Four Albany Street
New York, New York  10006
United States
Attention:  Ms. Carol Ng

         RE:      10-5/8% Senior Secured Notes due 2011
                  (the "Notes") of Preem Holdings AB (Publ)



                  Reference is hereby made to the Indenture dated as of April 10, 2001 (the "Indenture") between Preem Holdings AB (Publ) and Bankers Trust Company, as Trustee, Registrar and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to EURO _________ (being any integral multiple of EURO 1,000) principal amount of Notes beneficially held through interests in the Rule 144A Global Note (ISIN No. XS0127762259; Common Code No. 012776225) with Euroclear and Clearstream Banking in the name of ________(the "Transferor") account number ________. The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Rule 144A Global Note be transferred or exchanged for an interest in the Regulation S Global Note (ISIN No. XS0125266527; Common Code No. 012776225) in the same principal denomination and transfer to _________ (account no. ________). If this is a partial transfer, a minimum amount of EURO 1,000 and any integral multiple of EURO 1,000 in excess thereof of the Rule 144A Global Note will remain outstanding.

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

         (A) (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         OR

         (B) such transfer is being made in accordance with Rule 144 under the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:  _____________

                                            [Name of Transferor]



                                            By:________________________
                                            Name:
                                            Title:
                                            Telephone No.:


Please print name and address (including zip code number)
                                                          -----------------

                                                          -----------------

                                                          -----------------

                                                                       EXHIBIT F
                                                                TO THE INDENTURE

                 FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
                REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
             (Transfers pursuant to Section 2.7(c) of the Indenture)


Preem Holdings AB (Publ)
c/o Bankers Trust Company
c/o Bankers Trust Company
Four Albany Street
New York, New York  10006
United States
Attention:  Ms. Carol Ng

                  RE:      10-5/8% Senior Secured Notes due 2011
                           (the "Notes") of Preem Holdings AB (Publ)



                  Reference is hereby made to the Indenture dated as of April 10, 2001 (the "Indenture") between Preem Holdings AB (Publ) and Bankers Trust Company, as Trustee, Registrar and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to EURO __________ (being any integral multiple of EURO 1,000) principal amount of Notes beneficially held through _______, as Common Depositary for Euroclear and Clearstream Banking, interests in the Regulation S Global Note (ISIN No. XS0125266527; Common Code No. 012526652) with [Euroclear] [Clearstream Banking] (Common Code No. _______) through _______, as Common Depositary for Euroclear and Clearstream Banking, in the name of _______________ (the "Transferor"), [Euroclear] [Clearstream Banking] account number _________ . The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Regulation S Global Note be transferred or exchanged for an interest in the Rule 144A Global Note (ISIN No. XS0127762259; Common Code No. 012776225) in the same principal denomination and transfer to ______________ (account no. ________). If this is a partial transfer, a minimum of EURO 1,000 and any integral multiple of EURO 1,000 in excess thereof of the Regulation S Global Note will remain outstanding.

                  In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transfer or reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.


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                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:_______________

                                            [Name of Transferor]



                                            By:___________________________
                                            Name:
                                            Title:
                                            Telephone No.:



Please print name and address (including zip code number)
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